            As filed with the Securities and Exchange Commission on
                                  April 30, 2004
      --------------------------------------------------------------------
                                File # 333-115053
      --------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM SB-2
                                 Amendment No. 3

                             REGISTRATION STATEMENT
                                    Under the
                             SECURITIES ACT OF 1933
                             ----------------------
                                 LOGSEARCH, INC.
                 (Name of Small Business Issuer in its Charter)

               Nevada                                            98-0420135
   State or other Jurisdiction of                         IRS Employer ID Number
   Incorporation or Organization

                                      7372
                           Primary Standard Industrial
                           Classification Code Number

                                 LOGSEARCH INC.
                          Suite 1250, 520-5th. Ave. SW,
                            Calgary, Alberta, T2P 3R7
                     Tel: (403) 461-8425 Fax: (403) 206-2439
                  --------------------------------------------
                   (Address of Principal Place of Business or
                      Intended Principal Place of Business)

                          Suite 1250, 520-5th. Ave. SW,
                            Calgary, Alberta, T2P 3R7
                     Tel: (403) 461-8425 Fax: (403) 206-2439
            ---------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                          Copies of Communications to:
                               Michael J. Morrison
                         1495 Ridgeview Drive, Suite 220
                               Reno, Nevada 89509
                                Tel: 775-827-6300
                                Fax: 775-827-6311

       Approximate date of commencement of proposed sale to the public: as soon as possible after this Registration Statement is effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

                                              Proposed Maximum
          Title of             Amount to be    Offering price    Proposed Maximum
         Securities             registered       per Share      Aggregate Offering     Fee (1)
         ----------             ----------       ---------      ------------------     -------
       Common Stock              3,000,000           N/A               N/A             US$5.74

  Warrants to purchase
  Common Stock                   3,000,000           N/A               N/A             US$ -0-

  Common Stock to be issued      1,500,000         US$0.10          US$150,000         US$19.46
  pursuant to Warrant
  exercise (2)                                                                      Total $25.20

(1)   Calculated pursuant to Rule 457(a);
(2) Each of the 3,000,000 shares of previously issued Common Stock subject of this prospectus has a warrant attached.

                                -----------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                 LOGSEARCH, INC.
                        3,000,000 Shares of Common Stock
                    3,000,000 Warrants to Purchase 1,500,000
                             Shares of Common Stock
                        1,500,000 Shares of Common Stock
                             Underlying the Warrants

These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

These securities involve a high degree of risk, and prospective purchasers should be prepared to sustain the loss of their entire investment. There is currently no public trading market for the securities.(See "Risk Factors" beginning on Page 8.)

This prospectus covers the registration and distribution of (a) 3,000,000 shares of Common Stock, (b)3,000,000 share purchase warrants convertible into an additional 1,500,000 shares of common stock upon tender to LogSearch of two share purchase warrants plus $0.10 for one (1) share of LogSearch Common Stock within 12 months of the date this prospectus becomes effective; and (c) the 1,500,000 shares underlying the warrants. The 3,000,000 shares of Common Stock and 3,000,000 Warrants are being offered for sale under this registration statement. The 1,500,000 shares of Common Stock underlying the Warrants are being registered under this registration statement.


               The date of this Prospectus is September __, 2004.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY...........................................................  5

OUR COMPANY .................................................................  6

THE OFFERING ................................................................  6

SUMMARY FINANCIAL STATUS ....................................................  6

RISK FACTORS ................................................................ 10

PENNY STOCK RULES ........................................................... 14

THE DISTRIBUTION ............................................................ 16

TAX MATTERS.................................................................. 17

MANAGEMENT'S DISCUSSION AND ANALYSIS......................................... 20

BUSINESS .................................................................... 21

MANAGEMENT .................................................................. 24

PRINCIPAL SHAREHOLDERS ...................................................... 25

CERTAIN TRANSACTIONS ........................................................ 25

DESCRIPTION OF SECURITIES ................................................... 26

LEGAL MATTERS ............................................................... 28

EXPERTS ..................................................................... 28

FINANCIAL STATEMENTS ........................................................ 29

Why We Are Filing This Registration Statement
---------------------------------------------

Puroil owns 4,000,000 shares of LogSearch common stock and 4,000,000 share purchase warrants convertible into an additional 2,000,000 shares of LogSearch common stock upon delivery of two Warrants and $0.10 per share, to LogSearch, within 12 months of the date this prospectus becomes effective. Of the 4,000,000 shares of LogSearch common stock and 4,000,000 LogSearch share purchase warrants that Puroil owns, 3,000,000 shares of common stock and 3,000,000 warrants, together with the 1,500,000 shares underlying the 3,000,000 warrants, are being registered by this prospectus and are referred to in this prospectus as the "Offered Stock". Holders of record of Puroil stock, as of the close of business on April 1, 2004, will be entitled to receive a pro rata distribution on the basis of 80% of the Offered Stock (2,400,000 shares of common stock and 2,400,000 warrants) being distributed to Puroil's Class B Preferred shareholders and 20% (600,000 shares of common stock and 600,000 warrants) of the Offered Stock being distributed to Puroil's common shareholders. The Puroil common shareholders will receive 1 share of the Offered Stock for each five shares of Puroil common stock held. The Puroil Class B Preferred shareholders will receive 3,200 shares of the Offered Stock for each Class B Preferred share held.

The ratio of of distribution of the Offered Stock was determined by arms-length negotiation between Mr. Durward, the President of both Puroil and our Company, and the Class B preferred shareholders.

Prior to any Warrant exercise, Mr. Durward will directly and indirectly own shares of our company as set out in the table below.

Durward Pre-registration LogSearch holdings:           Ownership%

Through Unitech - indirect                              40.80%      8,568,000
Through Puroil - indirect                               91.73%      3,669,333

Total Pre-registration holdings - direct and indirect              12,237,333   58.3%

Durward Post-registration LogSearch holdings:

Direct                                                               550,400
Through Unitech - indirect                              40.80%     8,568,000
Through Puroil - indirect                               91.73%       917,333

Total Post-registration holdings - direct and indirect            10,035,733    47.8%

Mr. Durward will own 550,400 directly held shares that are subject to this registration statement. All of his indirect LogSearch holdings are restricted shares that are subject to Rule 144 sale restrictions. Futhermore, because Mr. Durward is an affiliate of our Company, he will be subject to volume sale restrictions that do not apply to non-affiliated shareholders. A public market in LogSearch shares will benefit Mr. Durward in that he has paid no cash consideration for his LogSearch shares and will be able to profitably sell at prices lower than shareholders who purchase LogSearch shares for cash.

No action is required by Puroil shareholders to participate in the Distribution, and they are not required to pay cash or other consideration to receive their Offered Stock. No stockholder approval of the Distribution will be required or sought.

This document describes LogSearch Inc.'s business, how this transaction affects Puroil's stockholders and provides other information to assist in evaluating the benefits and risks of holding or disposing of the LogSearch, Inc. Offered Stock that will registered and distributed in the Distribution. There are certain risks relating to the ownership of shares and LogSearch, Inc.'s business, which are described in this document beginning on page 8. All the material risks are set forth in the section entitled "Risk Factors". This entire prospectus and our consolidated financial statements and related notes should be read carefully. There is more detailed information other places in the prospectus. Unless the context requires otherwise, 'we', 'us', 'our' and similar terms, as well as "LogSearch", refer to LogSearch, Inc., a Nevada corporation.

                               PROSPECTUS SUMMARY

                                     Summary

The following is a summary of certain information contained in this document. While this summary provides an accurate description of all material information included in this document, it is qualified in its entirety by the more detailed information and financial statements contained elsewhere in this document. The summary also addresses various questions that you may have about the pro rata distribution to Puroil stockholders of the Offered Stock owned by Puroil. We refer to this distribution in this document as the "Distribution." Included in this Summary are a series of questions and answers which we believe most readers will find useful relative to LogSearch Inc., and this Distribution of the Offered Stock to the shareholders of Puroil. We encourage you to read them carefully so you may have a clearer understanding of this prospectus.

                                   Our Company

LogSearch Inc. ("LogSearch") was incorporated in Nevada on March 2, 2004. Our business address is Suite 1250, 520-5th. Ave. SW, Calgary, Alberta, T2P 3R7. Our telephone number is (403) 461-8425, and our fax number is (403) 206-2439.

                                  The Offering

Securities Being Registered:
----------------------------

This prospectus covers the registration and distribution of (a) 3,000,000 shares of common stock, (b)3,000,000 share purchase warrants convertible into an additional 1,500,000 shares of common stock upon tender to LogSearch of two share purchase warrants plus $0.10 for one (1) share of LogSearch Common Stock within 12 months of the date this prospectus becomes effective; and (c) the 1,500,000 shares of common stock underlying the warrants. The shares, the warrants and the shares underlying the warrants are collectively referred to as the "Offered Stock". The total amount of shares of LogSearch Common Stock covered by this prospectus is 4,500,000 shares. All of these shares are owned directly by and are being registered for distribution by Puroil to the Selling Security Holders. Assuming full exercise of all Warrants, the 4,500,000 shares will constitute 19.6% of the common stock of LogSearch issued and outstanding at the date of this prospectus.

Number of Shares of Preferred Stock:

Authorized --------------------------------------  5,000,000 shares
Issued and Outstanding --------------------------  None

Number of Shares of Common Stock:

Authorized --------------------------------------  70,000,000 shares
Issued and Outstanding --------------------------  21,000,000 shares

Number of Share purchase Warrants:

Issued and Outstanding -------------------------- 4,000,000 warrants, convertible into 2,000,000 shares of common stock upon tender to LogSearch of two warrants plus $0.10 for one (1) share of LogSearch Common Stock within 12 months of the date this prospectus becomes effective.

Securities being registered in this registration statement:

(a) 3,000,000 Shares of Common Stock.

A total of 3,000,000 shares of LogSearch Common Stock are being distributed, as a dividend, on a pro rata basis to Puroil shareholders. All 3,000,000 shares are being offered for sale under this registration statement.

(b) 3,000,000 Warrants to purchase Common Stock.

A total of 3,000,000 Warrants to purchase 1,500,000 shares of LogSearch Common Stock is being distributed, as a dividend, on a pro rata basis to Puroil shareholders. All 3,000,000 Warrants are being offered for sale under this registration statement.

(c) 1,500,000 shares of Common Stock underlying the Warrants.

A total of 1,500,000 shares of Common Stock underlying the Warrants are being registered under this registration statement, but are not being offered for sale hereunder.

Risk Factors:

The shares of LogSearch, Inc., involves a high degree of risk. Holders should review carefully and consider the factors described in "Risk Factors."

Summary Financial Information:

The following tables set forth, for the periods indicated, selected financial information for LogSearch, Inc.

                SUMMARY BALANCE SHEET DATA: as at July 31, 2004

Current Assets:                       $ 56,293
Other Assets:                         $ 15,000
Total Assets:                         $ 71,293

Total Liabilities:                    $ 278
Shareholders Equity                   $ 71,015


                      SUMMARY STATEMENT OF OPERATIONS DATA
                        For the Period from March 2, 2004

                          (Inception) to July 31, 2004

Revenue                               $ 0
Expenses                              $ 8,079
Interest income                       $ 94
Net Loss                              $(7,985)
Net Loss Per Share:                   $(.0004)

                          Our Proposed Business

LogSearch has been in the development stage since its formation on March 2, 2004. The Company plans to market software pursuant to a Commercialization Agreement with Unitech Energy Corp. for the United States market. The Commercialization Agreement covers a software database management and analysis system known as Leadscan ("LeadScan").

LeadScan is a software system which provides the user, typically a geologist, with the ability to perform large regional (typically thousands of square miles and including thousands of well logs) computerized searches for well log characteristics that may be indicative of oil and gas. Without LeadScan, the geologist must search these well logs manually, an arduous and time-consuming task involving the physical retrieval of the well logs and the manual manipulation of these well logs in an attempt to determine the geographical extent of any desired features disclosed by the well logs. Very often, regional studies are simply not performed due to the time requirements and expense of such a large task. Well logs are a series of measurements, taken from and oil and gas wells immediately after drilling, of the subsurface properties immediately surrounding the wellbore at various depths. Well logs indicate the type of rock, the amount of holes in the rock within which oil and gas may reside, and what is in those holes, typically oil and gas or water or air. LeadScan is relevant in both the United States and Canada because it can accelerate the generation of oil and gas prospects by reducing the time the geologist spends on manually searching through thousands of well logs in his/her search for indications of oil and gas. While the LeadScan technology could be used in all oil and gas producing countries, our parent company, Unitech Energy Corp., has elected to limit our Commercialization Agreement to the United States in order to be able to more fully assess the opportunity that may exist for commercialization agreements in other parts of the world and also because the United States has a large number of oil and gas wells that could potentially be searched by the LeadScan system.

The Company acquired this agreement, plus $20,000.00 in cash from Unitech Energy Corp. ("Unitech"), the owner of LeadScan, as full consideration for 17,000,000 shares of LogSearch restricted Common Stock. The Company subsequently issued 4,000,000 shares of Common Stock and 4,000,000 share purchase warrants to Puroil Technology Inc. in consideration of cash payment of US$59,000.00, or approximately $0.015 per share. After these transactions, Unitech owns approximately 81% of the total issued and outstanding shares of Common Stock of the Company.

The LeadScan system is currently being used by its developer and owner, Unitech, to locate oil and gas in the Western Canadian Sedimentary Basin.

LogSearch's activities during the development stage have included corporate formation, stock issuance, and work on development of operating plans for the commercialization of the LeadScan software system in the United States. We plan to actively pursue a growth by channel sales model, which is a common computer software industry practice of using specialized software marketing firms, such as www.rockware.com, to sell and support software written or offered by third parties. However, as of the date hereof, we have neither identified (other than, by way of example, Rockware), nor contacted any channel sales companies, to assist us in marketing the LeadScan system, and no revenue producing activities have yet commenced.

We plan to generate revenues by selling the LeadScan software to oil and gas companies in the United States. The anticipated sales may be in the form of annual or monthly contracts.

LogSearch Inc. is not currently subject to the periodic reporting requirements of the Securities Exchange Act of 1934. It is the intention of LogSearch to send to each of its shareholders an Annual Report containing certified financial statements following the end of each fiscal year.

Questions and Answers regarding this Distribution
-------------------------------------------------

Q1: What is the Distribution?

A1: The Distribution is the method by which Puroil will distribute shares held by it in LogSearch Inc., as a dividend to its shareholders. Following the completion of the Distribution, LogSearch Inc. will comply with the periodic filing requirements of the Securities Exchange Act of 1934. This means that shareholders will have access to quarterly financial information and audited financial information at the conclusion of each fiscal year.

According to the terms of the Distribution, Puroil will distribute to its stockholders, who were Puroil shareholders as of the close of business on April 1, 2004, as a dividend, on the basis of 80% (2,400,000 shares) of the Offered Stock being distributed to holders of Puroil's Class B Preferred Stock and 20% (600,000 shares) of the Offered Stock being distributed to holders of Puroil's Common Stock. The holders of Puroil Common Stock will receive 1 share of the Offered Stock for each five shares of Puroil Common Stock held. The holders of Puroil Class B Preferred Stock will receive 3,200 shares of the Offered Stock for each Class B Preferred share held. Fractional shares will be rounded up. Of the Offered Stock distributed to Puroil shareholders, 18.4% will be distributed to shareholders who are considered affiliates of Puroil, Unitech and/or LogSearch, and 81.6% will be distributed to shareholders who are not considered affiliates of either Puroil, Unitech or LogSearch.

Mr. Durward holds no Puroil Class B preferred shares, either directly or indirectly.

There is currently no trading market for LogSearch, Inc.'s shares of Common Stock, and no assurances can be given that a trading market will ever develop for the shares, or if developed, that any such market can be sustained.

Q2: What is the tax effect of the Distribution?

A2: Dividends and distributions received are taxable as ordinary income for federal income tax purposes pursuant to Section 311 of the Internal Revenue Code, provided that Puroil has current or accumulated earnings and profits. The fair market value of LogSearch Inc.'s shares will be established by trading that we anticipate will develop subsequent to the Distribution. The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor.

Q3: What happens to Puroil shares after the Distribution?

A3: After the Distribution, both the common shares and Class B preferred shares of Puroil stock will remain issued and outstanding and will continue to represent ownership in Puroil.

Q4: What does a Puroil stockholder need to do now?

A4: Puroil stockholders do not need to take any action at this time. The approval of the Puroil stockholders is not required to effect the Distribution, and Puroil is not seeking a proxy from any stockholders for any purpose. Puroil stockholders should not send in their Puroil share certificates to effect the Distribution. Puroil stockholders will automatically receive their shares of LogSearch Inc. common stock through the Distribution.

Q5: Where can Puroil stockholders get more information?

A5: Puroil stockholders with additional questions related to the Distribution should contact Mr. James Durward, the President of Puroil, at Puroil, Inc., Suite 1250, 520-5th. Ave. SW, Calgary, Alberta, T2P 3R7. The telephone number is
(403) 461-8425, and the Fax number is (403) 206-2439.

                                  RISK FACTORS

There are many risks involved in any purchase of the securities offered. The following section on risk factors includes all of the material risks in this offering.

                        Risks Related to Business Issues

(1) LogSearch is a start up company in the highly volatile and unpredictable oil and gas industry and subject to all the risks of a new business in this industry. If we are unsuccessful in our proposed business, you may lose your entire investment.

The company is very small and only recently has it begun exploring its business opportunities in the oil and gas industry. Since we are just starting our proposed operations, and we do not know what level of acceptance our current LeadScan software will achieve, and what level of profitability for our Company will result, if any, any investor or shareholder is at risk that our proposed new business may never be able to derive any revenues, achieve or make a profit or, if we do, it may take a very long time to do so.

(2) Our proposed business may not generate sufficient revenues and profits to cover expected expenditures in the foreseeable future. Additional funds may be needed and may not be available under reasonable terms, or at all, and if not available, we may fail in our proposed business and you may lose your entire investment.

As of the date of this prospectus, LogSearch has received no revenues from its proposed business and none are expected in the foreseeable future. Without additional capital, either from profits generated through our business, or from new funds invested in our Company, the survival of LogSearch may be at risk. The balance sheet for the period ended July 31, 2004, shows a stockholder's equity of approximately $71,000 and working capital of approximately $56,000. Since incorporation on March 2, 2004, our two shareholders have been our only source of capital. We estimate that we have sufficient funds for supporting approximately twelve months of current operations. If we are not able to generate profits from the operations of our business, we may need to raise additional capital. There is no assurance that we will be able to raise sufficient capital to meet our continuing needs, under terms we would consider to be acceptable. If we are unable to obtain additional financing as may be required in the future, we may not be able to implement our business and growth strategies, respond to changing business or economic conditions, withstand adverse operating results, consummate possible acquisitions or compete effectively in our marketplace.

While our Company recognizes that growth may be accomplished through acquisition of other companies as well as direct internal growth, and that we will look at all potential opportunities as they arise, our Company is not currently contemplating any specific business combination and has no specific acquisition plans, nor have we had any negotiations, plans or arrangements for any acquisition.

There can be absolutely no assurance that we will be successful in achieving sustained profitability, or any profitability at all, or any of our financial objectives, for that matter.

(3) The potential market for our services may not develop as we expect and/or we may not be able to achieve the level of revenues we require in order reach profitability or to even continue to operate. In this event, we may fail in our proposed business and you may lose your entire investment.

We have had no revenue. With little or no revenues LogSearch may not be able to continue in operation. The proposed plan for growth by acquisition and software marketing has inherent risks. We cannot accurately predict the acceptance of our proposed plan in the marketplace, or the time frame in which any revenues will be achieved.

We have, by way of Internet-based searches and industry-related publication reviews, informally researched the market to get an indication of the potential but the possible results of how we may be able to participate are unpredictable at this time.

(4) Many of our potential competitors have superior resources, which could place us at a cost and price disadvantage, and our business may fail and you may lose your entire investment.

Many of our potential competitors may have significant competitive advantages, including greater market presence, name recognition and financial, technological and personnel resources, superior engineering and marketing capabilities, and significantly larger installed customer bases. As a result, some of our potential competitors may be able to raise capital at a lower cost than we can, and they may be able to adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the development, marketing and sale of products and services than we can. Also, our potential competitors' greater brand name recognition may require us to price our services at lower levels in order to win business. Our potential competitors' financial advantages may give them the ability to reduce their prices for an extended period of time if they so choose. These events could negatively affect our potential revenues and may reduce the value of your shares.

(5) Our informal market study, which we conducted through Internet-based searches and industry-related publication reviews, may prove incorrect about the market for our software and/or our ability to participate in this market, as we currently expect, and our business may fail and you may lose your entire investment.

The evaluation of the market for the software has been done solely by our officers and directors. No independent analysis or study of either the market for the software or our ability to compete in such market has been done by any independent experts engaged by LogSearch. The investor and/or shareholder is at risk if our studies have overestimated the market, underestimated the difficulty of our being able to participate in this market and to generate a profit, or both. In such event, the value of our business may be negatively affected and the value of your shares may be reduced.

(6) In the agreements related to the licensing of the software, it is possible that disputes could arise between users and LogSearch that could result in LogSearch being named in litigation, and we have no insurance to cover this potential liability, and we may lose the litigation, our business may fail, and you may lose your entire investment.

LogSearch presently has no liability insurance coverage for such contingencies and we do not anticipate acquiring any in the future. If we are involved in any litigation resulting from our software licensing or acquisition activities, it is possible that we could be forced to expend substantial sums on legal fees even if there is no basis for naming LogSearch as a defendant and even if we ultimately win in any such litigation. Any adverse decision in any litigation may result a financial judgment against us and, therefore, adversely affect our company, its business and operations, and our investors and shareholders. In fact, our business may fail and you may lose your entire investment.

(7) LogSearch's success will be largely dependant on the success of its efforts to market LeadScan software and the LeadScan software may encounter natural resistance from its potential users because it causes the users to change they way they currently perform geological prospect workups. In this event, our business may fail and you may lose your entire investment.

The LeadScan system presents a new approach to oil and gas location and, as such, may face resistance from its potential users. This resistance to change could reduce, or even prohibit, our ability to penetrate the marketplace which, in turn, could cause the Company to be unprofitable or fail entirely.

(8) Terrorist attacks and other acts of violence or war may adversely affect the oil and gas markets and our business and operations, and our business may fail and you may lose your entire investment.

As a result of the September 11, 2001 terrorist attacks and subsequent events, there has been considerable uncertainty in world business and financial markets. These events and concerns about future terrorist attacks could lead to volatility or illiquidity in world business and financial markets. Terrorists have expressed an intent to upset the delivery of oil and gas to the developed nations, such as the U.S. These events could adversely affect our business operations, including revenues, and our ability to obtain financing on favorable terms, by reducing the demand for the LeadScan software.

(9) Our company has no history of earnings and uncertain future earnings, and if we do not generate earnings, we may fail, go out of business, and you may lose your entire investment.

To date, the Company has not engaged in any business or operations and has generated no revenues. There is no assurance it will generate any revenues from its proposed operations, or if it does, that such revenues, if any, will be sufficient to achieve or sustain operations. We may fail, go out of business and you may lose your entire investment.

(10) The uncertainty of additional capital places us at risk for continued operations and may result in shareholder dilution.

The Company cannot offer assurances that funds will be raised as and when it may require them or that the Company will be able to raise funds on suitable terms. Failure to obtain such financing as and when needed could delay or prevent the Company's proposed business operations, which could adversely affect the Company's financial condition and results of operations. If additional capital is raised through the sale of additional equity or convertible securities, dilution to the Company's stockholders is likely to occur. There are no financing commitments at this time.

(11) The company's cash flow could be lower than anticipated due to slower than expected customer acceptance, and our business may fail and you may lose your entire investment.

The Company has generated no cash flow and there is no assurance its proposed products or services will be accepted by anticipated customers, or that any such customers will accept the products and/or services at a time and in a manner that will produce revenues for the Company as and when required for operations.

(12) Protection of the company's intellectual property is limited and someone may use our intellectual property to compete against us, therby reducing our potential revenues from operations, and the value of our company and your investment may be negatively affected.

The Company has not applied for protection of its name as a service mark and is relying solely on its common law intellectual property rights for protection. There is no assurance the Company will be able to successfully defend its common law service mark if contested or infringed upon.

(13) We may lose our Commercialization Agreement for the LeadScan software system, which would likely cause our business to fail and you may lose your entire investment.

The Commercialization Agreement may be cancelled upon mutual agreement of both Unitech and LogSearch. Management does not know the ramifications of any such cancellation and does not reasonably expect to know until such case arises. However, if it is cancelled, we would likely go out of business and you may lose your entire investment.

                       Risks Related to Management Issues

(1) We are completely dependant on the skills, talents and experience of our management for the development of our business, which may not be adequate to ensure our future success, and may result in failure of the business.

Because our management has limited direct experience in the geographic location within which we are planning to operate, investor funds may be at high risk of loss due to the inexperience of the officers and directors who will be making business decisions.

(2) Our President, James Durward, when he was the President of International Datashare Corporation ("IDC"), a Canadian company creating and selling geoscientific databases and applications, gained direct experience in the marketing and licensing of such applications in the United States. However, this experience was limited due to the fact that IDC did not focus on US licensing operations.

This lack of experience may result in their inability to run a successful business. There is no assurance that LogSearch will ever produce earnings or profits.

(2) LogSearch is completely dependent on its management for the product development and marketing and acquisition activities, if any.

The current management comprise the only personnel available to develop and implement our proposed business and it is probable that we would not have sufficient capital to hire personnel to continue this work should management for any reason cease or be unable to continue to work. Without personnel to replace our officer and director management, we not be able to continue to operate. The present management acquired its controlling interest in LogSearch on March 2, 2004, by virtue of management's controlling interest in Unitech Energy Corp. and Puroil and those companies' combined 100% ownership of LogSearch at that time.

Mr. Durward and Mr. Cozac have other business interests which require their attention. Neither Mr. Durward nor Mr. Cozac have any contractual time commitments with any of the companies they are involved with, and they allocate time as they see fit on an as-required, when-required basis. Practically, Mr. Durward devotes the majority of his time to our parent company, Unitech Energy Corp., as at this time, that company has day-to-day management demands. Mr. Durward and Mr. Cozac are unable to specify management time allocations at this time, as such allocations will necessarily be based on the business activities of the Company, which cannot be adequately forecast at this point. Should Mr. Durward and/or Mr.Cozac not devote sufficient time and attention to the affairs of LogSearch, LogSearch could fail and you could lose your entire investment.

(3) Investors and shareholders have little say in the management of the Company, which could make it difficult for them to make changes in operations or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholders.

The officers, directors and major shareholders will directly and indirectly own 38.7% of the company's common stock and will be in a position to continue to control LogSearch. Such close control may be risky to the investor because the entire company's operation is dependent on a very few people who could lack ability, or interest in pursuing the company's operations. In such event, our business may fail and you may lose your entire investment.

(4) Conflicts in Management may negatively affect our business operations and the value of our company and your shareholdings.

Since Mr. Durward is a common member of the boards of directors of LogSearch, Puroil and Unitech Energy Corp., and Mr. Cozac is a manager of Unitech and a director of LogSearch, there may arise conflicts of interest in their respective duties to the individual companies. Such conflicts may negatively impact our business operations and may reduce the value of your shares.

Mr. Durward, either directly or indirectly, could at some point in the future invest in or act for, a company that competes with LogSearch and that could at some point in the future place him in a conflict of interest with the Company. Also, Mr. Durward could choose to support a competitor of the Company and, by virtue of our Company's dependence on Mr. Durward's management skills and control of LogSearch, LogSearch could fail in its business, resulting in a loss of your investment.

Similarly, if Mr. Cozac, either directly or indirectly, invests in or acts for, a company that competes with LogSearch, such conduct could place him in a conflict of interest with the Company. Mr. Cozac could choose to support a competitor of the Company rather than LogSearch and that, by virtue of our Company's partial dependence on his management skills, could result in a failure of the Company and the loss of your investment.

                    Risk Factors Related to Financial Issues

(1) No cash dividends are anticipated in the foreseeable future, so you may receive no return on your investment from the Company.

LogSearch has not yet commenced operations, has not realized any income and has not, since incorporation, paid dividends. Furthermore, LogSearch does not anticipate that it will pay dividends in the foreseeable future, the investor or shareholder will only profit by the increase in value of his shares.

There may not be an increase in the value of the shares.

Our profits, if any, during the next several years are expected to be used to fund its ongoing operations and future business and market development.

(2) There is no market for the common stock and none may ever develop, so you may not have a market in which to sell your shares.

Even after the distribution of the shares is completed, there is no assurance a market will develop. If a market does develop for the common stock, at best, it may only qualify for trading on the OTC Bulletin Board operated by the NASD, which may result in the risk of very minimal liquidity for the shares. Therefore, you may not be able to sell your shares.

(3) Our stock will likely be low priced and, therefore, not liquid. Thus, you may not be able to sell your shares.

It is likely that our common stock will trade below $5.00 per share, and as a result, we would be subject to the Securities Enforcement and Penny Stock Reform Act of 1990 (the "Penny Stock Rules"). The Penny Stock Rules may adversely affect the market liquidity for our common stock by limiting the ability of broker/dealers to sell our common stock and the ability of those receiving share in this offering to sell their securities in the secondary market. Broker-dealers trading in Penny Stocks must, among other things:

(1) Provide customers with a risk disclosure statement setting forth certain specified information prior to a purchase transaction;
(2) Disclose to the customer inside bid quotation and outside offer quotation for this Penny Stock, or, in a principal transaction, the broker-dealer's offer price for the Penny Stock;
(3) Disclose the aggregate amount of any compensation the broker-dealer receives in the transaction;
(4) Disclose the aggregate amount of the cash compensation that any associated person of the broker-dealer, who is a natural person, will receive in connection with the transaction;
(5) Deliver to the customer after the transaction certain information concerning determination of the price and market trading activity of the Penny Stock.

Non-stock exchange and non-NASDAQ stocks would not be covered by the definition of penny stock for:

(1) issuers who have $2,000,000 tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years)or average revenue of at least $6,000,000, for the preceding three years;
(2) transactions in which the customer is an institutional accredited investors;
(3) transactions that are not recommended by the broker-dealer. (4) The company's stock price may be volatile.

In recent years and months, the U.S. stock market has experienced significant price and volume fluctuations. These fluctuations, which are often unrelated to the operating performances of specific companies, have had a substantial effect on the market price of stocks, particularly stocks like the Company's. It is also possible that the Company's operating results will not meet the expectations of its public market analysts, if any, which could have an adverse effect on the trading price of its common shares, assuming the stock ever trades, of which there is no assurance. Accordingly, the market price, if any, for the Company's Common Stock may fluctuate substantially.

(5) Penny Stock Rule may limit the number of potential purchasers in any public market that may develop for our stock and you may not be able to easily sell your stock.

The Securities and Exchange Commission has adopted regulations that generally define a "penny stock" to be any equity security other than a security excluded from such definition by Rule 3a51-1. For the purposes relevant to LogSearch, it is any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. This may limit your ability to sell your shares.

Unless and/or until our common stock should trade over $5.00 per share, it will fall under the definition of a "penny stock" (as defined in Rule 3a51-1). Under Rule 15g-9 of the Exchange Act, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or affect the purchase of a penny stock by any person unless such sale or purchase is exempt from Rule 15g-9; or

(1) that broker or dealer approve a person's account for transactions in penny stocks; and
(2) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

This may limit the number of potential purchasers of our securities and the value of your shares.

(6) Potential Future Sales Pursuant to Rule 144 may cause additional dilution to your shares and may lower the market price, if any, for your shares.

Of the 21,000,000 shares of LogSearch's common stock outstanding prior to this Offering, all are "Restricted Securities," as that term is defined under Rule 144 promulgated under the Securities Act of 1933 (the "Act"). In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may sell, within any three-month period, a number of shares which does not exceed the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale of shares, without any quantity limitation, by a person who is not an affiliate of the Company and who has beneficially owned the shares a minimum period of two years. Hence, the possible sale of these restricted shares may, in the future, dilute an investor's percentage of free-trading shares and may have a depressive effect on the price of LogSearch's common stock. No shares, other than the Offered Stock which is the subject of this registration may be sold free of restriction. All shares other than the Offered Stock to be distributed are held by affiliates and subject to the restrictions of Rule 144. (See" Certain Transactions.")

(7) Our Authorized Preferred Stock provides an Anti-Takeover provision which may limit the number of potential purchasers of your shares and may adversely affect the purchase price in any public market that may develop for the shares.

LogSearch is authorized to issue 5,000,000 shares of $0.001 par value preferred stock with the rights, preferences, privileges and restrictions thereof to be determined by our Board of Directors. Preferred stock can thus be issued without the vote of the holders of common stock. Rights could be granted to the holders of preferred stock that could reduce the attractiveness of LogSearch as a potential takeover target, make the removal of Management more difficult, or adversely impact the rights of holders of common stock. No preferred stock is currently outstanding, and we have no present plans for the issuance of any shares of preferred stock. This provision may have the effect of reducing the value of your shares in the public market, if any develops.

(8) There is no certainty that any of our outstanding Warrants will be exercised, so there is no assurance of additional funds being received by us, which may limit our operations and the value of your shares. Because of the relatively high exercise price of the Warrants, the lack of a market, and the uncertainty of the Company's business success, the Warrants may never be exercised and, therefore, no additional proceeds would be received by the Company. This may negatively affect our operations and the value of your shares.

(9) There is a possibility the Warrants would be redeemed, so there is no assurance of additional funds being received by us, which may limit our operations and the value of your shares.

The Company can redeem the Warrants at $0.001 per warrant if the common stock publicly trades, of which there can be no assurance, and closes at a bid price greater than $0.11 per share for any 10 consecutive trading days. This may result in the company receiving no funds from any exercise of the Warrants and may negatively affect our business operations and the value of your shares.

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements by the registrant based on its current expectations about its business and its industry. You can identify these forward-looking statements when you see words such as "EXPECT," "ANTICIPATE," "ESTIMATE", "INTEND", and other similar expressions. These forward-looking statements involve projections and uncertainties and actual results could differ materially from those anticipated in these forward-looking statements as a result of such risk factors as discussed in the section entitled "Risk Factors".

The Registrant undertakes no obligation to publicly update any forward-looking statements for any reason, even in the event new information becomes available or other events occur in the future, after the date of this registration statement.

Unless otherwise indicated, all references to "Dollars", "$" or "US$" refer to U.S. dollars and all references to "Cdn$" refer to Canadian dollars.

Use of Proceeds

In the event that any or all of the warrants are exercised, the proceeds from such exercise will be used as general working capital. It is anticipated that a portion of the proceeds would be used for general administrative expenses, including the expense associated with the reporting obligations under federal securities laws as well as costs associated with advertising of LeadScan software.

Selling Security Holders

a) Since all of the Offered Stock is being distributed through to the Puroil shareholders immediately after the effective date, the share information below represents the holdings after the distribution. Shareholders in resale transactions may be considered underwriters under the federal securities laws. The Date and Cost information set forth below relates to the date and cost of the Puroil shares owned by the respective Selling Security Holders.


Shares

      Last Name      First Name                     Affiliate            Class A Common        Number         % held
                                                                        Pre-distribution       Offered        after
                                                                            Holdings          for Sale     Distribution
------------------------------------------------------------------------------------------------------------------------
      Alberding      Joe                                no                     500               500           <1%
      Albert         Richard                            no                     500               500           <1%
      Albery         Malcolm                            no                     500               500           <1%
      Amery          Sine                               no                     500               500           <1%
      Bahr           Leon                               no                     500               500           <1%
      Baker          Neil                               no                     500               500           <1%
      Baker          Claudia                            no                     500               500           <1%
      Beeman         D. Robb                            no                     500               500           <1%
      Bosch          Syd                                no                     500               500           <1%
      Brundrit       D. Roger                           no                     500               500           <1%
      Bryksa         Haley                              no                     500               500           <1%
      Bucci          Joe                                no                     500               500           <1%
      Cook           Joanne                             no                     500               500           <1%
      Cozac          Darryl                    Corporate Secretary             800               800           <1%
      Crous          Christiaan                         no                     500               500           <1%
      Curry          Dave                               no                     500               500           <1%
      Dalla Longa    Dan                                no                     500               500           <1%
      Dubois         Gustav                             no                     500               500           <1%
      Durward        James                          President                550,400         550,400         39.93%*
      Fitzgerald     Lavana                             no                     500               500           <1%
      Forezli        Miguel                             no                     500               500           <1%
      Funfer         D'arcy                             no                     500               500           <1%
      Gaunt          Jennifer                           no                     500               500           <1%
      Gilmour        Gordon **                          no                   208,500         208,500           <1%
      Graham         Richard                            no                     500               500           <1%
      Granacher      Franz                              no                     500               500           <1%
      Haigh          Jacqueline                         no                     500               500           <1%
      Halaburda      Jean                               no                     500               500           <1%
      Hall           Graeme                             no                     500               500           <1%
      Hall           Tyler                              no                     500               500           <1%
      Hanley         James                              no                     500               500           <1%
      Harley         Janelle                            no                     500               500           <1%
      Hebron         Glenn                              no                     500               500           <1%
      Henchall       Gordon                             no                     400               400           <1%
      Henchall       Shairole                           no                     400               400           <1%
      Heughan        Dave                               no                     500               500           <1%
      Hodgson        John                               no                     500               500           <1%
      Holt           Peter                              no                     500               500           <1%
      Hopkins        Michael                            no                     500               500           <1%
      Jacobson       Robyn                              no                     400               400           <1%
      James          Lori                               no                     500               500           <1%
      Johnson        Kristine                           no                     500               500           <1%
      Kohut          Ken                                no                     500               500           <1%
      Kramer         Katherine                          no                     500               500           <1%
      Lancaster      Karen                              no                     500               500           <1%
      L'Amarca       Tony                               no                     500               500           <1%
      Lambo          Zig                                no                     500               500           <1%
      Laustsen       Dana                               no                     400               400           <1%
      Lazarchuk      Nick                               no                     500               500           <1%
      Lee            Robert                             no                     500               500           <1%
      Levine         Susan                              no                     500               500           <1%
      Levine         Jonathan                           no                     500               500           <1%
      Lindberg       Dean                               no                     400               400           <1%
      Makhlouf       Magdy                              no                     500               500           <1%
      Marquardt      George                             no                     500               500           <1%
      Martens        Eric                               no                     500               500           <1%
      McIntyre       Lawrie **                          no                   400,500         400,500           <1%
      McKenna        Bernard                            no                     500               500           <1%
      McMahon        Maureen                            no                     500               500           <1%
      Morrill        Mark                               no                     500               500           <1%
      Nelson         Duane                              no                     400               400           <1%
      Onilov         Ilie                               no                     500               500           <1%
      O'Shea         Sheila                             no                     500               500           <1%
      Payne          Shawn                              no                     500               500           <1%
      Poli           Seann                              no                     500               500           <1%
      Poli-Huber     Carlanne                           no                     400               400           <1%
      Rana           Zahir                              no                     500               500           <1%
      Rawnsley       Patricia                           no                     400               400           <1%

                                       16



      Reed           John                               no                     400               400           <1%
      Remenda        Dan                                no                     500               500           <1%
      Rix            Gordon **                          no                   800,500         800,500           <1%
      Runions        Neil                               no                     400               400           <1%
      Saunders       Chris                              no                     400               400           <1%
      Schaper        Christina                          no                     500               500           <1%
      Schlager       Marty                              no                     400               400           <1%
      Schuler        Cameron                            no                     500               500           <1%
      Schuler        Laura                              no                     500               500           <1%
      Sillito        Sandi                              no                     500               500           <1%
      Singh          Prem                               no                     500               500           <1%
      Skulmoski      Gordon                             no                     300               300           <1%
      Spilker        Mark                               no                     500               500           <1%
      Stark          Stacey                             no                     500               500           <1%
      Stone          Susan                              no                     500               500           <1%
      Stone          Carolyn                            no                     500               500           <1%
      Sullivan       Mike                               no                     500               500           <1%
      Tang           Thomas                             no                     500               500           <1%
      Taylor         Larry                              no                     400               400           <1%
      Taillieu       Wilf                               no                     500               500           <1%
      Taillieu       Mavis **                           no                   800,500         800,500           <1%
      Tse            Victor                             no                     500               500           <1%
      Tycolis        Tim                                no                     500               500           <1%
      Ubhi           Dr. Perminder                      no                     400               400           <1%
      Van de Pol     John                               no                     500               500           <1%
      Villecourt     Denise                             no                     500               500           <1%
      Villecourt     Rita                               no                     500               500           <1%
      Vlahovic       Milic                              no                     500               500           <1%
      Valhovic       Mashan                             no                     500               500           <1%
      Wakaruk        Chris  **                          no                   192,500         192,500           <1%
      Warness        Jadden                             no                     500               500           <1%
      Warness        Dr. Stajen                         no                     500               500           <1%
      Westersund     Dr. Curtis                         no                     500               500           <1%
      Whelan         Mark                               no                     500               500           <1%
      Williams       J. Andrew and Iris M.              no                     400               400           <1%

      TOTALS                                                                3,000,000      3,000,000

* After the Distribution, Mr. Durward's share position will be as follows:

Directly - 550,400 shares. These shares are being registered but will be subject to sale restrictions pursuant to Rule 144.

Indirectly - 8,568,000 shares through Mr. Durward's 40.8% ownership of Unitech and Unitech's ownership of 17,000,000 shares of our Company. These 17,000,000 shares are not being registered by this prospectus; and 917,333 through Mr. Durward's 91.73% holdings of Puroil and Puroil's 1,000,000 share holdings after the Distribution. These 1,000,000 shares are not being registered by this Prospectus and will be subject to sale restrictions pursuant to Rule 144.

** Holders of Puroil Class B Preferred shares


Warrants

      Last Name      First Name                   Affiliate               Pre-distribution       Number         % held
                                                                              Warrants          Offered          after
                                                                                                for Sale     Distribution
     --------------------------------------------------------------------------------------------------------------------
    Alberding      Joe                                no                         250               250           <1%
    Albert         Richard                            no                         250               250           <1%
    Albery         Malcolm                            no                         250               250           <1%
    Amery          Sine                               no                         250               250           <1%
    Bahr           Leon                               no                         250               250           <1%
    Baker          Neil                               no                         250               250           <1%
    Baker          Claudia                            no                         250               250           <1%
    Beeman         D. Robb                            no                         250               250           <1%
    Bosch          Syd                                no                         250               250           <1%
    Brundrit       D. Roger                           no                         250               250           <1%
    Bryksa         Haley                              no                         250               250           <1%
    Bucci          Joe                                no                         250               250           <1%
    Cook           Joanne                             no                         250               250           <1%
    Cozac          Darryl                    Corporate Secretary                 400               400           <1%
    Crous          Christiaan                         no                         250               250           <1%
    Curry          Dave                               no                         250               250           <1%
    Dalla Longa    Dan                                no                         250               250           <1%
    Dubois         Gustav                             no                         250               250           <1%
    Durward        James                          President                  275,200           275,200         39.93%*
    Fitzgerald     Lavana                             no                         250               250           <1%
    Forezli        Miguel                             no                         250               250           <1%
    Funfer         D'arcy                             no                         250               250           <1%
    Gaunt          Jennifer                           no                         250               250           <1%
    Gilmour        Gordon                             no                     104,250           104,250           <1%
    Graham         Richard                            no                         250               250           <1%
    Granacher      Franz                              no                         250               250           <1%
    Haigh          Jacqueline                         no                         250               250           <1%
    Halaburda      Jean                               no                         250               250           <1%
    Hall           Graeme                             no                         250               250           <1%
    Hall           Tyler                              no                         250               250           <1%
    Hanley         James                              no                         250               250           <1%
    Harley         Janelle                            no                         250               250           <1%
    Hebron         Glenn                              no                         250               250           <1%
    Henchall       Gordon                             no                         200               200           <1%
    Henchall       Shairole                           no                         200               200           <1%
    Heughan        Dave                               no                         250               250           <1%
    Hodgson        John                               no                         250               250           <1%
    Holt           Peter                              no                         250               250           <1%
    Hopkins        Michael                            no                         250               250           <1%
    Jacobson       Robyn                              no                         200               200           <1%
    James          Lori                               no                         250               250           <1%
    Johnson        Kristine                           no                         250               250           <1%
    Kohut          Ken                                no                         250               250           <1%
    Kramer         Katherine                          no                         250               250           <1%
    Lancaster      Karen                              no                         250               250           <1%
    L'Amarca       Tony                               no                         250               250           <1%
    Lambo          Zig                                no                         250               250           <1%
    Laustsen       Dana                               no                         200               200           <1%
    Lazarchuk      Nick                               no                         250               250           <1%
    Lee            Robert                             no                         250               250           <1%
    Levine         Susan                              no                         250               250           <1%
    Levine         Jonathan                           no                         250               250           <1%
    Lindberg       Dean                               no                         200               200           <1%
    Makhlouf       Magdy                              no                         250               250           <1%
    Marquardt      George                             no                         250               250           <1%
    Martens        Eric                               no                         250               250           <1%
    McIntyre       Lawrie                             no                     200,250           200,250           <1%
    McKenna        Bernard                            no                         250               250           <1%
    McMahon        Maureen                            no                         250               250           <1%
    Morrill        Mark                               no                         250               250           <1%
    Nelson         Duane                              no                         200               200           <1%
    Onilov         Ilie                               no                         250               250           <1%
    O'Shea         Sheila                             no                         250               250           <1%
    Payne          Shawn                              no                         250               250           <1%

                                                                              18



    Poli           Seann                              no                         250               250           <1%
    Poli-Huber     Carlanne                           no                         200               200           <1%
    Rana           Zahir                              no                         250               250           <1%
    Rawnsley       Patricia                           no                         200               200           <1%
    Reed           John                               no                         200               200           <1%
    Remenda        Dan                                no                         250               250           <1%
    Rix            Gordon                             no                     400,250           400,250           <1%
    Runions        Neil                               no                         200               200           <1%
    Saunders       Chris                              no                         200               200           <1%
    Schaper        Christina                          no                         250               250           <1%
    Schlager       Marty                              no                         200               200           <1%
    Schuler        Cameron                            no                         250               250           <1%
    Schuler        Laura                              no                         250               250           <1%
    Sillito        Sandi                              no                         250               250           <1%
    Singh          Prem                               no                         250               250           <1%
    Skulmoski      Gordon                             no                         150               150           <1%
    Spilker        Mark                               no                         250               250           <1%
    Stark          Stacey                             no                         250               250           <1%
    Stone          Susan                              no                         250               250           <1%
    Stone          Carolyn                            no                         250               250           <1%
    Sullivan       Mike                               no                         250               250           <1%
    Tang           Thomas                             no                         250               250           <1%
    Taylor         Larry                              no                         200               200           <1%
    Taillieu       Wilf                               no                         250               250           <1%
    Taillieu       Mavis                              no                     400,250           400,250           <1%
    Tse            Victor                             no                         250               250           <1%
    Tycolis        Tim                                no                         250               250           <1%
    Ubhi           Dr. Perminder                      no                         200               200           <1%
    Van de Pol     John                               no                         250               250           <1%
    Villecourt     Denise                             no                         250               250           <1%
    Villecourt     Rita                               no                         250               250           <1%
    Vlahovic       Milic                              no                         250               250           <1%
    Valhovic       Mashan                             no                         250               250           <1%
    Wakaruk        Chris                              no                      96,250            96,250           <1%
    Warness        Jadden                             no                         250               250           <1%
    Warness        Dr. Stajen                         no                         250               250           <1%
    Westersund     Dr. Curtis                         no                         250               250           <1%
    Whelan         Mark                               no                         250               250           <1%
    Williams       J. Andrew and Iris M.              no                         200               200           <1%

      Totals                                                                 1,500,000         1,500,000


                              PLAN OF DISTRIBUTION

General
-------

A total of 81% of the outstanding Common stock of LogSearch is presently owned by Unitech, the owner of the LeadScan system. The other 19% of the outstanding Common stock of LogSearch is presently owned by Puroil, a privately-held Oregon venture capital corporation. Puroil shareholders will not be required to pay for shares of our common stock received in the distribution or to exchange shares of Puroil in order to receive our common stock. 81% of the Company's Common stock (i.e. 17,000,000 shares) owned by Unitech Energy Corp. are not subject to this prospectus and are not being registered. Furthermore, 1,000,000 shares of the common stock held by Puroil are also not being registered by this prospectus. Upon conversion of all of the outstanding warrants, Unitech's ownership would be reduced to 74% from its current 81%.

This prospectus covers the registration and distribution of (a) 3,000,000 shares of Common Stock, (b)3,000,000 share purchase warrants convertible into an additional 1,500,000 shares of common stock upon tender to LogSearch of two share purchase warrants plus $0.10 for one (1) share of LogSearch Common Stock within 12 months of the date this prospectus becomes effective; and (c) the 1,500,000 shares underlying the warrants. The 3,000,000 shares of Common Stock and 3,000,000 Warrants are being offered for sale under this registration statement. The 1,500,000 shares of Common Stock underlying the Warrants are being registered, but are not being offered under this registration statement.

(a) 3,000,000 Shares of Common Stock.

A total of 3,000,000 shares of LogSearch Common Stock is being distributed, as a dividend, on a pro rata basis to Puroil shareholders. All 3,000,000 shares are being offered for sale under this registration statement.

(b) 3,000,000 Warrants to purchase Common Stock.

A total of 3,000,000 Warrants to purchase 1,500,000 shares of LogSearch Common Stock is being distributed, as a dividend, on a pro rata basis to Puroil shareholders. All 3,000,000 Warrants are being offered for sale under this registration statement.

(c) 1,500,000 shares of Common Stock underlying the Warrants.

A total of 1,500,000 shares of Common Stock underlying the Warrants are being registered under this registration statement, but are not being offered for sale hereunder.

Unitech Energy Corp. an Alberta, Canada corporation, owns 17,000,000 fully-paid shares of common stock of LogSearch (the "Unitech Shares"). The Unitech Shares were issued as consideration for a Commercialization Agreement for certain Unitech proprietary technology rights, plus $20,000.00 cash. The Unitech Shares are not being registered for sale by this prospectus. Puroil ("Puroil"), an Oregon Corporation, is the selling shareholder, and owns 4,000,000 fully-paid shares of the common stock of LogSearch, for which it paid a total of $59,000, or approximately $0.015 per share, and 4,000,000 share purchase warrants convertible into an additional 2,000,000 shares of common stock of LogSearch upon tender to LogSearch of two warrants plus $0.10 for one (1) share of Common Stock, anytime within 12 months from the date this prospectus becomes effective. Of the 4,000,000 common shares and 4,000,000 share purchase warrants that Puroil owns, Puroil is registering 3,000,000 common shares, as well as the 3,000,000 share purchase warrants and the 1,500,000 common shares underlying the warrants upon the exercise thereof.

The 1,000,000 shares of common stock and 1,000,000 share purchase warrants owned by Puroil that are not being registered by this prospectus are referred to as the "Held Stock". The Offered Stock, the Held Stock and the Unitech Shares collectively total 21,000,000 shares of LogSearch, assuming none of the share purchase warrants are ever exercised, and 22,500,000 shares, assuming all of the warrants are exercised, of which there is no assurance.

Puroil will distribute to its shareholders the Offered Stock (see "Distribution"). The distribution will be made to five (5) holders of record of Puroil preferred Class B stock and one hundred and two (102) holders of record of Puroil common stock, such holders being of record as of the close of business on April 1, 2004. The Distribution will be on the basis of 80% (2,400,000 shares) of the Offered Stock being distributed to Puroil's Class B Preferred shareholders and 20% (600,000 shares) of the Offered Stock being distributed to Puroil's common shareholders. The Puroil common shareholders will receive 1 share of the Offered Stock for each five shares of Puroil common stock held. The Puroil Class B Preferred shareholders will receive 3,200 shares of the Offered

Stock for each Class B Preferred share held. The 3,000,000 shares of the common stock distributed to Puroil shareholders will represent 14.3% of all the issued and outstanding shares of the common stock of the Company before any warrant exercise, and 13.3% of all the issued and outstanding shares of the common stock of the Company, assuming all the Warrants are exercised and converted into an additional 2,000,000 shares of LogSearch common stock, of which there is no assurance. After the registration, and assuming all warrants are exercised, of which there is no assurance, the management of LogSearch will, directly and indirectly, effectively control approximately 36.6% of the total issued and outstanding common stock of LogSearch.

Registering Shareholder
-----------------------

Puroil Technology Inc., an existing shareholder that owns 19% of our outstanding Common Stock prior to this Distribution, and will own 4.8% after this Distribution. It is not selling securities pursuant to this Registration Statement. Instead, Puroil is registering and distributing as a dividend to its shareholders 3 million of its 4 million LogSearch common shares and 3 million of its 4 million LogSearch common share purchase warrants.

The Common shareholders of Puroil do not pay for the shares distributed to them by this prospectus. The Common shareholders of Puroil receive their LogSearch shares as a dividend. The Puroil Class B preferred shareholders provided Puroil with the capital that was used to purchase Puroil's position in LogSearch. The Preferred B shareholders receive 3,200 LogSearch shares for each Preferred B Puroil share they own whereas the Puroil common shareholders receive only one share of LogSearch for each 5 common shares of Puroil owned. The ration was determined by arm's-length negotiation between LogSearch management and the Puroil Preferred B shareholders. No other class of Puroil preferred shares will participate in the LogSearch distribution because all Puroil preferred share classes have exclusive connections to other ventures that are being funded by Puroil at any given point in time.

Dilution
--------

There is no dilution in share value to either Puroil Technology or its shareholders who will be receiving shares through this Distribution, since no new shares are being issued by LogSearch, Inc. Exercise of the Warrants could result in ownership dilution to LogSearch shareholders who do not exercise Warrants, as newly issued shares of common stock will be received by exercising Warrant holders.

"Dilution" represents the difference between the price per share paid by current shareholders and the net tangible book value per share immediately after the conversion of the 4,000,000 currently outstanding Warrants. There can be no assurance that any Warrants will be converted, but for purposes of this dilution discussion and analysis, it will be assumed that all of the 4,000,000 Warrants will be converted into 2,000,000 shares of common stock, and $200,000 is paid to LogSearch.

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets in the Company from its total assets. Dilution arises mainly from the arbitrary decision by the Company as to the conversion price per share of the shares to be issued upon conversion of the Warrants. Dilution of the value of the shares purchased by the Warrant holders, upon conversion, will also be due to the lower book value of the shares presently outstanding.

As of July 31, 2004, the net tangible book value of the currently outstanding shares of the Company (total assets, excluding intangible assets, less total liabilities, excluding contingent liabilities) was $56,015, or approximately $.003 per share (based upon 21,000,000 shares outstanding).

Upon conversion of all of the Warrants outstanding (4,000,000), of which there can be no assurance, but without taking into account any change in such net tangible book value after completion of this offering, the net tangible book value of the 23,000,000 shares to be outstanding will be $256,015, or approximately $.011 per share. Accordingly, the net tangible book value of the shares held by the present shareholders of the Company (i.e. 21,000,000 shares) will be increased by $.008 per share without any additional investment on their part, and the Warrant holders who exercise their Warrants will incur immediate dilution (a reduction in net tangible book value per share from the offering price of $.10 per share) of approximately $.089 per share.

After conversion of all of the Warrants, of which there can be no assurance, and the issuance of a total of 2,000,000 shares of common stock, the converting Warrant holders will own approximately 9% of the total number of shares then outstanding, for which they will have made a cash investment of $200,000 or $.10 per share. The current shareholders of the Company will own approximately 91% of the total number of shares then outstanding, for which they have made contributions of cash totaling $79,002, or approximately $.004 per share.

The following table sets forth a comparison of the respective investments of the current shareholders and the new shareholders.

                                                    CURRENT          NEW
                                                  SHAREHOLDERS  SHAREHOLDERS (1)
                                                  ------------  ----------------

 Price per Share............................        $  .004          $    .10
 Capital Contributions......................        $79,000          $200,000
 Net tangible book value per
          Share before Offering.............        $  .003
 Net tangible book value per
          Share after Offering .............        $  .011          $   .011
 Increase to current shareholders
          in net tangible book value per
          Share due to offering ............        $  .008
 Dilution per Share to new
          shareholders .....................                         $   .089

(1) Warrant holders who exercise their Warrants, up to 4,000,000 Warrants, by tendering two (2) Warrants and $.10 for one (1) share of common stock.

In the event Warrants are exercised, the Company may have an obligation to amend this registration in order to present current material information, including financial information.

Material Relationships
----------------------

LogSearch, Unitech Energy Corp., and Puroil have a common officer and member on their Boards of Directors, namely James Durward, who, due to his shareholdings in those companies, effectively controls each of LogSearch, Puroil and Unitech Energy Corp. Mr. Cozac, an officer and director of LogSearch, is also the contract technical services manager for Unitech.

Manner of Distribution
----------------------

Pursuant to the plan of distribution, Puroil will distribute to its shareholders 3,000,000 Shares and 3,000,000 Warrants of the Offered Stock in a pro rata distribution, as determined by Puroil management, on the basis of 80% (2,400,000 shares and 2,400,000 warrants) of the Offered Stock being distributed to Puroil's Class B Preferred shareholders and 20% (600,000 shares and 600,000 warrants) of the Offered Stock being distributed to Puroil's common shareholders. At the discretion of Puroil management, and consistent with its Bylaws, no shares are being distributed to Puroil Class A shareholders. The Puroil common shareholders will receive 1 share and 1 warrant of the Offered Stock for each five shares of Puroil common stock held. The Puroil Class B Preferred shareholders will receive 3,200 shares and 3,200 warrants of the Offered Stock for each Class B Preferred share held. Fractional Shares will be rounded up to the next full Share. On April 1, 2004, Puroil had issued and outstanding 3,000,000 Common shares and 1,000 Class A Preferred shares and 750 Class B Preferred shares. The Class A Preferred shareholders will receive none of the Offered stock unless they are also common shareholders of Puroil. On June 15, 2004, Puroil had 102 common shareholders of record. Shares of LogSearch Common Stock will be mailed to Puroil shareholders after the effective date of this registration statement.

In regard to the distribution of LogSearch shares to Puroil's shareholders, Puroil may be deemed an underwriter under the federal securities laws.

Tax Consequences of Puroil Distribution
---------------------------------------

Puroil believes the following are the material U.S. federal income tax consequences expected to result from the distribution under currently applicable law. The following discussion is intended as general information only. It may not be applicable to stockholders who are neither citizens nor residents of the United States. It does not discuss the state, local and foreign tax consequences of the distributor. Stockholders should consult their own tax advisors regarding the consequences of the distribution in their particular circumstances under federal, state, local and foreign tax laws.

Puroil will recognize a gain or loss based upon the fair market value of the Common stock at the date of the Distribution. This gain or loss is measured by the difference between Puroil's tax basis in the Common stock distributed in the Distribution and the fair market value of that stock.

As a result of Puroil having no current or accumulated earnings and profits allocable to the Distribution no portion of the amount distributed will constitute a dividend for federal income tax purposes.

Therefore, no portion of the amount received constitutes a dividend, and will not be eligible for the dividends-received deduction for corporations. Each Puroil stockholder will have a tax basis in LogSearch's Common stock distributed equal to the fair market value of the Common Stock distributed on the Distribution date. The Distribution is not taxable as a dividend. The distribution will be treated as a tax-free return of capital to the extent that the fair market value of such portion of the amount received does not exceed the stockholder's basis in the Puroil common stock held, and as a capital gain if and to the extent that the fair market value of such portion is greater than such tax basis.

Any taxes payable by any recipient of any Shares of LogSearch's common stock in the distribution will be the responsibility of such recipient.

The foregoing is only a summary of certain United States federal income tax consequences of the Distribution under current law and is intended for general information only. Each stockholder should consult his tax advisor as to the particular consequences of the distribution to such stockholder, including the application of state, local, Canadian and foreign tax laws.

EACH PUROIL SHAREHOLDER IS ADVISED TO SEEK PROFESSIONAL TAX COUNSEL REGARDING ANY TAX LIABILITY THAT MAY ARISE FROM THIS DISTRIBUTION

Blue Sky Laws
-------------

This Distribution is not being made in any jurisdictions of the United States in or Canada where this Distribution would not be in compliance with the securities or blue sky laws of such jurisdiction. This Prospectus will be delivered to those Shareholders of Puroil participating in this Distribution, as listed in the "Selling Security Holders" section.

This Prospectus relates to the shares received in the Distribution to the Puroil shareholders. The Distribution of the Offered Stock will be made to Puroil shareholders without any consideration being paid and without any exchange of Shares by the shareholders of Puroil. Neither Puroil nor the Company will receive any proceeds from the Distribution by Puroil of the Offered Stock nor from the sale of any Offered Stock by any persons who may be deemed to be the underwriters.

The Company will receive proceeds from this offering to the extent warrants are exercised and shares paid for. The total amount that could be received by the Company is $150,000.00. However, there is no assurance any of the warrants will ever be exercised. Shares to be issued pursuant to warrant exercise are registered under this prospectus.

A copy of this Prospectus will be mailed to each Puroil common shareholder and each Puroil Preferred B shareholder of record on April 1, 2004, together with the certificate representing the number of the LogSearch shares to which the shareholder is entitled. Persons wishing to evaluate the LogSearch shares being distributed to them should review this Prospectus carefully.

Reason for the Distribution
---------------------------

The board of directors of Puroil has decided that the shares of LogSearch in the hands of individual shareholders may provide more liquidity to Puroil shareholders than if corporately owned. If, at some future date, the shares of LogSearch are publicly traded, then shareholders may determine for themselves on an individual basis whether they wish to sell their shares and obtain personal liquidity or wish to retain the shares for possible future potential. There can be no assurance that the shares will be publicly traded or, if so, whether the market will provide any particular return to the shareholder.

Costs of Distribution
---------------------

LogSearch Inc. estimates that the total cost of the Distribution will be approximately $30,000. LogSearch Inc. has agreed to pay all such costs.

Market for Common Stock and Related Shareholder Matters
-------------------------------------------------------

Market Information.
-------------------

Our common stock is not traded on any exchange. Accordingly, there is no public market for the securities. We plan to eventually seek listing on the OTC Bulletin Board, once our registration statement has cleared comments of the Securities and Exchange Commission, and the N.A.S.D. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the Over-the-Counter Bulletin Board ("OTCBB"). If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTCBB.

We intend to apply for listing of the securities on the OTCBB, but there can be no assurance that we will be able to obtain this listing. The OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchanges. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

However, broker-dealers may be discouraged from effecting transactions in our Shares because they will be considered penny stocks and will be subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Assuming we get our shares listed for trading, purchases and sales of our shares are expected to be generally facilitated by NASD broker-dealers who will act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

As of March 31, 2004, we had 21,000,000 shares of common stock outstanding, held by two stockholders: (1) our parent company, Unitech Energy Corp., holding 17,000,000 shares and (2) Puroil Technology Inc., holding 4,000,000 shares of common stock and 4,000,000 share purchase warrants. Upon completion of this Distribution, all common shares held by both Unitech and Puroil will continue to be restricted and subject to Rule 144 of the Securities Act.

The shares distributed to Puroil shareholders will be freely transferable, except for shares received by people who may have an affiliation with us. People who may be considered our affiliates after the distribution generally include individuals or entities that control, are controlled by or under common control with us. This will include all of our officers and directors, as well as any shareholder controlling, directly or indirectly, 10% or more of our total issued and outstanding shares of Common Stock. Persons who are our affiliates will be permitted to sell their shares only pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an exemption from the registration requirements of the Securities Act, such as exemptions afforded by
Section 4(2) of the Securities Act or Rule 144 promulgated thereunder.

Mr. James Durward, our President, is deemed an "affiliate" for purposes of the Securities Act and resales of shares he owns and/or controls, directly or indirectly, will be restricted under Rule 144.

                         DETERMINATION OF OFFERING PRICE

Since this Distribution is a dividend of outstanding shares held by Puroil Technology Inc., an existing stockholder of LogSearch, there is no offering price and no dilution to existing stockholders of LogSearch. There is the potential for warrant exercise that could result in an additional 2,000,000 shares of common stock being issued at an exercise price of $0.10 per share. Any warrant execrcise, in whole or part, would provide the Company with $0.10 per share of common stock issued.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Certain Forward-looking Information
-----------------------------------

Information provided in this Form SB-2 may contain forward-looking statements within the meaning of Section 21E or Securities Exchange Act of 1934 that are not historical facts and information. These statements represent the Company's expectations or beliefs, including, but not limited to, statements concerning future and operating results, statements concerning industry performance, the Company's operations, economic performance, financial conditions, margins and growth in sales of the Company's products, capital expenditures, financing needs, as well as assumptions related to the foregoing. For this purpose, any statements contained in the SB-2 filing that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based on current expectations and involve various risks and uncertainties that could cause actual results and outcomes for future periods to differ materially from any forward-looking statement or views expressed herein.

We believe LogSearch has sufficient cash resources to operate at the present level of operations and expenditures for the next twelve (12) months. Our general operating costs are expected to be less than $2,000 monthly and are not expected to exceed this level within the next 12 months. Depending upon a variety of factors that may affect our business plan and proposed operations, we may seek additional capital in the future, either through debt, equity or a combination of both. We may also acquire other assets through the issuance of stock. No assurances can be given that such efforts will be successful. We have no specific plans, negotiations or arrangements at present for raising additional capital or acquiring other assets.

The following is the history and projected future activities of the company in milestone format.

   Milestone:

         (i) Development of the concept and preliminary planning for commercializing LeadScan software in the United States was completed in January, 2004 by the management of LogSearch

This included internet-based searches for potential competitors and reviews of their relevant products, and potential distributors. This also included the structuring of LogSearch as a majority-owned Unitech subsidiary so that in the event that opportunities (such as the acquisition of other software) or expenses (such as increased marketing budgets) arise that may require additional capital, of which no such opportunities or expenses currently exist,

Unitech could use other investors capital to fund LeadScan's entry into the US market. There are no specific current plans to undertake an offering to raise capital at this time, nor have there been any negotiations for or commitments to provide any financing from any source.

         (ii) LogSearch was incorporated on March 2, 2004 as a wholly owned subsidiary of Unitech Energy Corp. and subsequently funded by Puroil for initial operations and the completion of this Distribution;

         (iii) A market study is planned for September and October 2004 - Estimated cost $1,000.

This market study is planned to be comprised of telephone interviews with multiple potential Oil and Gas company buyers which will be located via Internet Searches. The nature of the study is to determine the general level of interest in the product, desired product features, the level of well log data available to be analyzed by LeadScan at any particular company, and pricing resistance points. The study will also comprise the location and canvassing of potential distributors for LeadScan.

         (iv) Establishment of pricing models and potential channel distribution partners is planned for June and July 2004

LeadScan could be sold on a "seat" basis where each user is billed monthly or annually for access to LeadScan or on a "site" basis where the oil and gas company pays a single annual fee for an unlimited number of users of LeadScan. In the case of a channel distribution partner's involvement, the difference is that the channel distribution partner would take a percentage of whatever fees are generated by the sale of LeadScan. Our Company does not know at this time what pricing models and channel distribution costs will be acceptable and the reason for the study is to determine this. Estimated cost $1,000;

         (v) Advertising in industry magazines during the period of September-December 2004 - Estimated cost $15,000. This milestone should mark the first revenues for LogSearch. Depending on the success of the marketing efforts, LogSearch may need to obtain addition capital from loans or sale of additional equity.

Additional capital could be required in the case where LogSearch fails to generate sufficient revenues from LeadScan sales to offset its operational costs. LogSearch may also need to raise additional capital in the case where the Company desires to acquire another company and the other company's shareholders demand cash for their shares. While LogSearch management will always consider merger and acquisition candidates to grow LogSearch for the benefit of its shareholders, there are currently no merger and acquisition candidates known to LogSearch management.

In the next twelve months, LogSearch intends to pursue arrangements for the listing of its securities on the NASDAQ OTC Bulletin Board, the establishment of its stated business operations, and marketing of the LeadScan system. There can be no assurance we will achieve these objectives, or any one of them.

If these objectives are met, then LogSearch expects to be able to generate revenues and operate profitably without raising further equity. There can be no assurance we will achieve these objectives, or any one of them.

Results of Operations for Period Ended July 31, 2004

-----------------------------------------------------

As the Company has only recently been incorporated and begun operations, there are no revenues to report and none are expected until later in the 2004 calendar year, if at all. From formation on March 2, 2004, the Company has concentrated on formative activities and preparation of this registration statement.


Net losses for the period ending July 31, 2004, were $7,985 and there are no comparative results as the Company was only recently formed.

The Company had total assets of $71,293 at July 31, 2004, and there are no comparative results as the Company was only recently formed. These assets are substantially all cash.

The Company had total current liabilities of $278 at July 31, 2004, and there are no comparative results as the Company was only recently formed. This liability represents costs associated with the formation of the Company.

At July 31, 2004, the Company had $56,015 in working capital and there are no comparative results as the Company was only recently formed. The Company expects to continue to incur losses at least through calendar year 2004, and there can be no assurance that the Company will achieve or maintain revenues or profitability, or establish or sustain future growth.


General and Administrative Expenses
-----------------------------------


General and administrative expenses were $8,079 for the period ended July 31, 2004, and there are no comparative results as the Company was only recently formed. We expect such expenses to increase as the Company's operations grow, of which there is no assurance.


Professional and Legal Expenses
-------------------------------


Professional and legal fees were $18,652 for the period ended July 31, 2004, of which $15,000 were capitalized as Prepaid Expenses as of July 31, 2004. They will be charged against Capital In Excess of Par Value when the proceeds of this stock offering are received. There are no comparative results as the Company was only recently formed. These fees are attributed to start-up expenses.


Liquidity and Capital Resources
-------------------------------


At July 31, 2004, the Company's total assets of $71,293 exceeded current liabilities of $278. We sold 14,000,000 shares of common stock for an aggregate of $79,000 on March 2, 2004. We also issued 4,000,000 common share purchase warrants exercisable for an additional 2,000,000 shares upon tender of two warrants plus $0.10 for one (1) share of the Company's common stock. We expect to meet our cash requirements for the next twelve months from our current cash on hand, but if that is not sufficient, we may need to raise additional capital to continue operations. There can be no assurance that financing will be available to the Company in an amount and on terms acceptable to us. As and when required, or at all.

We do not expect to expend more than $30,000 over the next 12 months and we expect to keep costs at a minimum until such time as revenues are generated to cover any increased costs.

This expenditure does not include the approximate $30,000 cost of preparing and prosecuting this registration statement.

We are aware that the regulatory review process takes time and is costly so we have structured our operations and cash requirements accordingly. If the Warrants are exercised we could receive up to $150,000 which would be allocated to general working capital.

Off Balance Sheet Arrangements
------------------------------

The Company has no off balance sheet arrangements.

                                    BUSINESS

History
-------

The Company was incorporated in the State of Nevada on March 2, 2004 for the purpose of introducing and commercializing the LeadScan well log search system in the US marketplace. The Company has secured the United States commercialization rights for LeadScan, i.e the right to sell the LeadScan software to oil and gas companies exploring for oil and gas in the United States. LeadScan is a software system developed and owned by Unitech Energy Corporation, which is our parent company and the owner of 80.95% of our stock. Unitech Energy Corporation was formed in 1999 as an oil and gas exploration and production company. Unitech developed the LeadScan system to locate indications of oil and gas in Canada. LeadScan is a computerized search engine that is used to locate indications of oil and gas within oil and gas well log databases. LeadScan is designed to significantly reduce the amount of time a geologist spends manually searching through oil and gas well logs looking for these indications. Unitech has, in the past, licensed the LeadScan system in Canada but currently does not offer licenses in Canada, as Unitech has elected to use LeadScan software to explore, for Unitech's own account, for oil and gas in Canada. Unitech management believes that there may be a market for the LeadScan software in the United States and our Company was formed for the purpose commercializing LeadScan software in the United States. Our Company plans to offer the LeadScan software through a channel distribution model where the LeadScan software is sold through established software distributors as described elsewhere in this prospectus. The Company management has identified numerous potential channel distributors and plans to actively seek distribution agreements with those identified parties. Channel distribution agreements are business arrangements made between supplier of software products and companies that are established for the purpose of marketing third-party software. An example of such a channel is www.rockware.com. Typical arrangements are for the channel partner to receive a percentage of the gross sale price of the software, often in the 20% to 40% range depending on negotiation at the time the agreement is signed, in return for its marketing and support functions. There are no channel distribution agreements in place at this time.

Background
----------

The Company's principal asset is its Commercialization Agreement, obtained from its parent corporation, Unitech, to market Unitech's proprietary "LeadScan" geological search system in the United States. The purpose of this LeadScan software system is to accelerate the location of oil and gas by converting a manual process to a computerized process. Acceleration of the location of oil and gas is significant because those companies that find oil and gas first may have a competitive advantage by being the first to be able to produce from a new discovery. Leadscan is a computerized method of searching through tens of thousands of oil and gas well logs in a fraction of the time it would take to perform the same task manually.

There are two versions of LeadScan software:

(1) the Canadian version of the LeadScan system, which consists of a specialized, computerized search engine that allows a user, typically a geologist, to enter a set of desired well log features that may indicate the presence of oil and gas, for which LeadScan will search, in combination with a large digital well log database that was created over a period of years, by Unitech, and which is only applicable in Canada; and

(2) the version of LeadScan that is subject to our Company's Commercialization Agreement with Unitech, which does not include a digital well log database and for which users of LeadScan in the United States will need to provide their own well log databases, which they may have generated internally over time or which they may have purchased from digital well log vendors.

The Company intends to enter into licensing agreements with U.S. oil and gas companies. The initial terms of these proposed license agreements are not known at this time and will not be known until after the market studies have been completed. The Company does not intend to offer consulting services to its potential customers.

A simple comparison would be to compare the time searching for information on the internet without a search engine, such as Yahoo or Google, with manually searching the internet for the information. These search engines vastly accelerate the searching and provides a substantial advantage over users who attempt large scale searches manually. By using the LeadScan system, the time it takes to search through oil and gas well logs is generally reduced by a factor in the order of hundreds or thousands of times.

While the geoscience disciplines of engineering, geophysics and petrophysics are fully computerized, the geological discipline remains largely a laborious manual process, the tools of which are, literally, pencils and marking pens.

Geologists typically use well logs to indicate the presence of subsurface formations, the geographical extent of such formations, and the likelihood of oil and/or gas existing in those formations. Typically, portions of paper copies of well logs are cut out and placed manually on a table, and the geologist will then look at the well log readings in an attempt to correlate the readings to set out a specific subsurface formation in what is referred to as a "cross section". Cross sections typically consist of multiple well logs connected with lines manually drawn between the correlated well log readings and the spaces between the lines are then colored with marking pencils and crayons.

While digital well log databases do exist that geologists could use in the performance of their job, such digital well log databases were typically generated based on demand not from the geological discipline, but from the petrophysical, engineering, or geosphysical (seismic) disciplines within the oil and gas industry, and geologists have not generally adopted digital well log data due to a lack of geological software that uses this data.

Petrophysicists and engineers use digital well log data to perform quantitative analysis (i.e. how much oil and gas is present versus whether oil and gas is present) of subsurface formations, and geophysicists use digital well log data to assist in determining the "path" that a subsurface formation follows in an effort to predict correct drilling locations.

The LeadScan software system allows for computerized searching of the oil and gas well log data and this translates into a significant savings of time and money for the user. A substantial additional benefit is the ability of the user to perform geological "what if" analysis, an ability not generally available without this system.

"What if" analysis means that a user may quickly assess various potential scenarios simply by changing one or more search parameters and viewing the results. Typically, when searching large amounts of data, this requires large numbers of precise comparative calculations, which is what the computerized LeadScan software performs for the user. If a geologist attempts to do this analysis manually, the number of calculations required would be complex, tedious and extremely time consuming. As a result, a geologist sivery seldom, if ever, performs a manual "what if" analysis.

This ability to quickly perform a "what if" analysis translates directly into a competitive advantage for the user and reduces prospecting costs for the user. To our knowledge, there is only one other system like LeadScan in the world and that system ("Other System") was developed by the developer of LeadScan, namely the President of LogSearch, James Durward.

Management of our Company does not know if the Other System is being used commercially. The Other System is similar to LeadScan in that both systems allow the user to enter desired search parameters and have the system search for them. Because we not seen the current version of the Other System, we cannot know the features available at this time. We do not know whether the Other System contains any proprietary rights, but we do know that we are not violating any proprietary rights of the Other System, as our parent, Unitech, was involved in a lengthy lawsuit concerning this matter and emerged victorious.

Neither the Company nor Mr. Durward has any right, title or interest in the Other System, nor does the owner of the Other System have any right, title or interest in the LeadScan software system.

In management's opinion, which could be incorrect, the LeadScan software is fully developed, meaning that LeadScan can currently use multiple geological parameters to search a digital well log database, and the system was licensed and beta-tested in Canada in the Spring 2002 by a variety of unrelated third-party oil and gas companies. Beta-testing is a software development term that is used when potential customers are provided partially developed software and those potential customers use the software and report deficiencies and/or request desired features. These companies presumably used LeadScan in their operations, but did not report back specific oil and gas location results. Management believes that it is not in those Canadian companies' interest to assist our Company, as we are majority-owned by one of their competitors.

The owner of LeadScan, Unitech Energy Corporation, no longer offers Canadian licenses to LeadScan and its digital well log database due to the belief that greater profits can be generated by using LeadScan for its own account to participate in the exploitation of the by-passed hydrocarbon through use of the LeadScan system. The Canadian version of LeadScan includes a vast proprietary digital well log database (greater than 1 terabyte (1 trillion bytes)) as feedstock into the system, while the version used by LogSearch consists of only the software. The system runs on the MicroSoft Windows platform.

Companies access the LeadScan system by having the LeadScan software installed on their computers and loading their data into the system on their own premises.

The data that would be loaded is in industry standard format referred to as LAS (log ascii standard) version 2.0, which would reside in a specified directory on a user's computer. This data was historically generated by service firms which would trace the well log features by hand to convert it into digital values. All new oil and gas well logs are created using digital logging tools, so data for new wells no longer needs to be converted. This data would be loaded for access by LeadScan by using the LeadScan loading software included within LeadScan. Loading data into LeadScan typically requires specifying the target and final directories and pushing a button.

In the performance of their jobs, geologists must view thousands of well logs in an attempt to form a three-dimensional picture of multiple subsurface formations. This task consumes large amounts time and is subject to incorrect interpretations due to the vast volume of data being compared. LeadScan is designed to allow the geologist to compare well logs at an accelerated rate and this allows the geologist to look at more well logs in the same amount of time. This, in turn, increases the efficiency of the geological work process and is expected to result in faster prospect generation. LeadScan does this by using the parameters put into the LeadScan software system by a geologist and quickly searching well logs for matches to those parameters rather than having the geologist manually search for the same matches. LeadScan can search well log data at a rate that far exceeds a manual search of the same data, but exact acceleration rates are not known as they are different for each search, depending on the number of parameters and search interval depth.

James Durward, the President of the Company, developed and created the software for the LeadScan system and is the primary inventor of the LeadScan system. Our parent company, Unitech Energy Corp., owns all of the source code for the LeadScan system and we pay no license fees to anyone. There are no patents or patents-pending on the LeadScan system.

The Commercialization Agreement regarding the LeadScan System
-------------------------------------------------------------

On March 15, 2004, LogSearch entered into a Commercialization Agreement with Unitech Energy Corporation to commercialize Unitech's proprietary LeadScan system. The principal terms of the agreement are as follows:

         1. Unitech granted exclusive marketing and commercialization rights, to the Unitech database management system and analysis software, known as LeadScan, to LogSearch, within the geographic area of the United States of America.

         2. Unitech will provide updates and support functions for LeadScan .

         3. LogSearch issued 17,000,000 shares of LogSearch common stock to Unitech, representing the total issued and outstanding shares of LogSearch at the time of issue. Of the 17,000,000 shares, 7,000,000 were consideration for the Commercialization Agreement and 10,000,000 were issued as consideration for US$20,000 ($0.002 per share).

         4. LogSearch will be responsible for all expenses related to the implementation and operation pursuant to the Commercialization Agreement.

Purpose for the Commercialization Agreement
-------------------------------------------

The oil and gas industry in the United States and Canada consists of exploration and development ("E&P") companies, the so-called "equity" end of the oil and gas business, and service companies that serve those E&P companies. The practical aspects of the oil and gas business dictate that, if a company is involved in the equity aspects of the E&P business, it cannot also be in the service aspects of the E&P business in the same market - it must be in one end or the other, or a potential conflict of interest arises.

The Company reasonably believes this to be the case based on an informal survey of potential customers and industry personnel. The conflict is created because if the company is selling data to a competitor, we know where that competitor is exploring and this can provide us with knowledge that a client likely would not want us to have.

Our Company plans to offer the LeadScan software through a channel distribution model where the LeadScan software is sold through established software distributors as described elsewhere in this prospectus. The Company management has identified numerous potential channel distributors and plans to actively seek distribution agreements with those identified parties. Channel distribution agreements are business arrangements made between supplier of software products and companies that are established for the purpose of marketing third-party software. An example of such a channel is www.rockware.com. Typical arrangements are for the channel partner to receive a percentage of the gross sale price of the software, often in the 20% to 40% range depending on negotiation at the time the agreement is signed, in return for its marketing and support functions. There are no channel distribution agreements in place at this time.

Unitech, the majority shareholder of LogSearch, operates exclusively in the equity end of the business in Canada because it believes it can generate revenues and produce profits from that sector. To more completely reduce any perceived or actual conflict of interest, or even the possibility of a conflict, Unitech has established LogSearch to market the LeadScan software, without the Unitech database, PER SE, to companies in the oil and gas industry in the United States, a market within which Unitech does not operate as an E&P company.

For purposes of clarity, this means that an oil and gas company may not use the LeadScan software to assist in oil and gas exploration in Canada, but any company, no matter where it is based, may use the LeadScan software to assist in the exploration for oil and gas in the United States.

LeadScan is believed to be useful in any area where there is a digital well log database available. Our management does not definitively know where these databases are available and what areas they cover. Our parent, Unitech, does not, at this time, intend to commercialize the LeadScan software in Canada or any other geographic areas or countries, other than the US, through LogSearch, as described herein, but reserves the right to do so outside the U.S. at any time.
LogSearch management is not aware whether companies seeking oil exploration in the United States can gain access to the same information provided by LeadScan from sources other than by manual searches of well logs. Any geologist seeking a desired set of well log features has the ability to retrieve well logs from well log data vendors such as MJ Systems and Riley's Datashare and to then search those logs manually.

LogSearch does not have the right to offer the LeadScan database management and analysis system in Canada or for use in any other geographic area than the U.S. There are no other Commercialization Agreements or licenses issued for other geographic areas, but Unitech retains the right to issue licenses or commercialization agreements for LeadScan use outside the geographic U.S., in its discretion.

The Company has the right, under the Commercialization Agreement, to sub-license the LeadScan software in any way as long as the sub-licensee of the LeadScan software uses it for oil and gas exploration only in the United States.

The Commercialization Agreement cannot be cancelled unless both Unitech and LogSearch agree to such cancellation. Management does not know the ramifications of any such cancellation and does not reasonably expect to know until such case arises.

Present and Proposed Business Activities
----------------------------------------

Since our incorporation, we have concentrated our efforts on formative activities, including organizing the corporation, and preparing this prospectus and proposed distribution of the shares of our Common Stock to Puroil shareholders. Once the distribution of the Common Stock is complete, management will seek to establish relationships with channel distribution partners. Channel distributors are companies that perform the marketing and sales operations for manufacturers or software writers. Usually, channel distributors represent a number of software products that are written by numerous different software production houses - an example of a relevant geoscience channel distributor is RockWare - www.rockware.com. Management intends to enter into negotiations for, and preparation of appropriate licensing agreements, pricing models, and revenue-sharing agreements with channel distribution partners. To date, the Company has not contacted any channel distribution companies and has not identified any, other than Rockware, to deal with. While LogSearch's pricing models, once established, will remain proprietary and not available to the public, the typical arrangement would be that the channel distribution partner would get between 25% and 40% of gross sales, depending on how much service and support they provide to the consumer.

Current market size and target market
-------------------------------------

Management of the Company, through its own market research, has determined there are approximately 100 oil and gas companies in the U.S. that constitute the primary and likely potential users of the LeadScan system in the U.S., and we intend, initially, to focus our proposed marketing efforts on these 100 companies.

The conclusion that there are approximately 100 oil and gas companies in the U.S. that constitute the primary and likely potential users of the LeadScan system in the U.S. is based on both internet searches, which included sites such as http://www.rigzone.com, and our management's personal experience, which included Mr. Durward's experience as the President of International Datashare Corporation, a company that provided well log digitizing services and database management systems to oil and gas companies worldwide.

This approach is based on our belief that those 100 companies are of sufficient size to possess, or have direct access to, a digital well log database that could be used as feedstock to the LeadScan system. Feedstock is the term used to describe the database upon which the LeadScan system performs its searches.

Someone with access to a digital well log database could load that database into LeadScan and these companies would then use LeadScan to search their digital well log databases in an attempt to find oil and gas in the United States. They would load their digital well log data into LedScan at their own premises and then enter the desired search parameters. It is planned that these companies will be contractually precluded from loading well log data from outside the United States as well as a practical restriction due to LeadScan not being able to load well log data that does not reside in the United States.

The secondary marketing targets would purchase digital well log data from well log data vendors and use it in the same manner as the primary targets.

It is anticipated that LogSearch will seek to sell the LeadScan system to those 100 large corporations for up to $100,000 per year for a full site license. "Full site" means that the software pricing is not based on any particular number of users, and an unlimited number of users at any given geographic location can use the software. Secondary marketing targets are those estimated 1,000-plus companies engaged in the oil and gas business in the U.S. which have access to digital well log data from the various digital well log data vendors. These are generally smaller companies that would likely have fewer users and, consequently, would probably pay less for site licenses. Pricing for these smaller companies is expected to be in the range of $5,000-$10,000 per year for a full site license. However, final pricing and market penetration models and plans have not yet been fully developed by us at this time and more market research will be conducted in the next several months on this issue.

Current market conditions and observations
------------------------------------------

Recent increases in oil and gas prices have kept the oil and gas software market very active, and we believe, based on our subjective observations of the U.S. oil and gas market, that exploration and production companies in the U.S. may, in the near future, become increasingly dependent on third-party technology and information services to support their ongoing exploration activities. We believe, based on our subjective observations of the U.S. oil and gas market, that the recent increased oil and gas industry profitability in the U.S., propelled by recent increases in oil and gas prices, may be creating a corresponding emphasis on operational efficiency and we believe that this may create a continuing demand for efficiency-based software, such as LeadScan.

Competition
-----------

To the Company's knowledge, there are currently no other large-scale automated/computerized geological search systems (other than the prototype for the LeadScan system, developed by our President, James Durward, which, to management's knowledge, is not currently available in the United States).

This prototype, when first developed in 1999, was capable of using multiple user-defined well log parameters to search a digital well log database. Based on the experience of our management, it is our belief that the prototype was not capable of generating search intervals for all wells on a search list and, therefore, was limited to searching only those wells which contained a specified formation name. Therefore, our management further believes that the coverage of the search would probably not be substantial and that the search result would be of limited use. This system could presumably be offered in the United States and compete directly with LeadScan, but we do not know if it is offered in the United States and, if not, why not.

Divestco (Toronto Stock Exchange - "DVT") owns the other system and is the principal competitor.

The Company plans to compete based on price and product features.

Manual lead generation methods, supported by images and image viewers, currently offered by competing service providers in the U.S., such as Riley's Electric Log/A2D, MJ Systems and IHS Energy, are the only systems currently available and used in the oil and gas industry in the U.S. Two of these companies (Log/A2D and MJ Systems) currently have developed a significant feedstock image database, but they do not have the ability to computer-read the values on the logs. And in order to computerize those databases, the company estimates it could take a substantial amount of time, maybe even years to do so, to convert them to computer-readable form. By way of comparison, it took Unitech three years, running a 25 computer system, full time, to make International Datashare Corp.'s Canadian image database searchable by computer. We are not aware of efforts by any of the companies cited above to computerize databases in the United States but management believes that each of the cited companies has the image feedstock available to them, and if they converted the image database to computer-readable form, they could offer a database in combination with a database management and analysis system which would offer a significant competitive advantage over the LeadScan system. In this event, the LeadScan system could have far less value and our proposed business could be materially adversely affected, or we may cease business operations altogether.

The Company has made no research and development expenditures in the past two years. However, the Company's parent, Unitech Energy Corp., has expended approximately $500,000 for research and development costs in the past two years. These costs are primarily comprised of computer equipment and salaries related to developing the LeadScan system.

The Company does not need to obtain any governmental or regulatory licenses or approvals for its products and the Company believes that there are no probable governmental or regulatory licenses or approvals required for its products.

Properties
----------

LogSearch shares 200 square feet of office space with its affiliated parent company, Unitech Energy Corp., the owner of 81% of the voting shares of LogSearch (at the date of this prospectus), and licensor of our principal product, the LeadScan system. LogSearch currently pays no rent for use if its space, but anticipates paying $300 per month, to its parent Unitech, on the basis of a verbal, month-to-month lease, beginning one month after the effective date of this prospectus. This amount is considered a fair market rate considering the physical space and hours used by LogSearch, and is competitive with rates for similar space in the area.

Employees
---------

LogSearch plans to operate using contract employees rather than salaried Employees so that overhead is kept to a minimum during the start-up stage of the Company. Contract employees are paid no pension or dental benefits and no filings, such as employment insurance and tax deductions, needs to be made to the government on their behalf.

As of the date of this prospectus, LogSearch operations are carried out by two part-time employees, its President and Director James Durward, and Daryl Cozac, the other LogSearch Director. There are no full-time employees. There has been no salary or compensation paid or accrued and there are no plans to pay or accrue any compensation until such time as the Company has sufficient capital and/or revenues to do so, of which there is no assurance. Both Mr. Durward and Mr. Cozac perform similar functions at Unitech and are paid by Unitech in their capacities with that company. The market studies, channel negotiations, and financing/acquisition activities are to be performed by Mr. Durward, and technical sales and service is to be provided by Mr. Cozac. All software support and development is provided to the Company by Unitech Energy Corp. and there is no compensation payable for the service/support functions (see "Certain Transactions"). The Company plans to hire a part time office manager as cash becomes available to do so, of which there is no assurance. All other activities are carried out by the officers and directors who currently provide, and will continue to provide their services for no compensation until such time as LogSearch can afford to pay for their services, of which there is no assurance. There is no compensation accrual or back pay allowance, and none is contemplated in the future.

Legal Proceedings
-----------------

LogSearch is not a party to any legal proceeding, nor are we aware of any pending or threatened legal proceeding against us or any officer or director which might have any potentially adverse effect upon LogSearch.

                                   MANAGEMENT

(a)      Directors and Officers

The members of the Board of Directors serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. There are no agreements for any officer or director to resign at the request of any other person, and none of the officers or directors named below is acting on behalf of, or at the direction of, any other person.

Information as to the directors and executive officers is as follows:

The Executive Officers and Directors of the Company and their ages are as follows:

    Name                   Age       Position                Date Elected
    ----                   ---       --------                ------------
James Durward              50        Director,               March 2, 2004
Suite 1250, 520-5th.                 President,              (Inception)
Ave. SW                              Treasurer and CFO
Calgary, Alberta,
T2P 3R7

Darryl Cozac               37        Director,               March 2, 2004
Suite 1250, 520-5th.                 Secretary               (Inception)
Ave. SW Calgary, Alberta, T2P 3R7

Mr. Durward devotes approximately sixty percent (60%) of his time to the combined businesses of Unitech and LogSearch,Inc.

There is no contractually specified allocation of his time to LogSearch and Mr. Durward allocates his time to LogSearch, at his sole discretion, on an "as needed-when needed" basis. Mr. Durward estimates that he may spend up to 10 hours per week on LogSearch affairs, but this time will vary depending on the Company's requirements and work load at any given time.

The remainder of his time will be devoted to his other business interests, as set out below. Mr. Durward regularly works 70 to 80 hours per week and devotes approximately 45 hours a week to Unitech and affiliated companies business so he considers himself a full-time employee.

James Durward, Director,President, Age 50: Mr. Durward has served as President and director of LogSearch since its incorporation in March 2004. Mr. Durward is also the president, since October, 1999 of Unitech Energy Corp., an Alberta incorporation and our parent company, and, since February 10, 2004, Unitech Energy Corp, a Nevada incorporation, Inc., the 100% owner of the Alberta-incoporated Unitech. From September, 1996 to September, 1999, Mr. Durward was President and CEO of International Datashare Corporation ("IDC"), a company previously listed on the Toronto Stock Exchange

(now merged into Divestco) specializing in the creation of oil and gas databases and data analysis software. In 1992, Mr. Durward was a founder and head of Business Development at Virtual Universe Corporation, a Company specializing in graphical multi-user, real-time network applications. In 1996, Mr. Durward consulted in the structuring of Net:X America Inc., an Oregon corporation developing a stock trading platform, and that company's subsequent listing on NASD OTC Bulletin Board. Mr. Durward is also the President and a Director of Emission Differentials Ltd., a company developing an emissions trading business and a Director of Panoshan Marketing Corp., a company involved in marketing technical products. Mr. Durward is also the President of Puroil Technology Inc. a venture capital company involved in the formation and financing of startup companies. Mr. Durward is a high school graduate.

Darryl Cozac has served as Secretary, Director and Technical Sales Manager since the Company's formation on March 2, 2004. Mr. Cozac is a certified engineering technologist (Alberta Society of Engineering Technologists) and has 10 years experience in the petroleum data and software industry. Mr. Cozac is also the contract technical services manager for Unitech. Prior to joining the Company, Mr. Cozac has been managing an oilfield service company in the southern Alberta area. From May, 1993 to September, 1999, Mr. Cozac was a member of the technical sales group of International Datashare Corporation and between 1988 and 1992, was a geological technologist with Esso Resources Ltd. Mr. Cozac's past geoscience experience is relevant to the Company's plans as described herein.

Mr. Cozac has no contractually specified allocation of his time to LogSearch and Mr. Cozac allocates his time to LogSearch, at Mr. Durward's sole discretion, on an "as needed-when needed" basis. Mr. Durward estimates that Mr. Cozac may spend up to 15 hours per week on LogSearch affairs, but that this time will vary depending on the Company's work load at any given time.

The Directors are elected to serve until the next annual meeting of shareholders and until their successors have been elected. Executive officers serve at the discretion of the Board of Directors.

Each of the foregoing persons may be deemed a "promoter" and "parent" of the Company, as that term is defined in the rules and regulations promulgated under the Securities Act of 1933, as amended.

(b) Significant Employees.

Other than the officers of the Company, there are no employees who are expected to make a significant contribution to our corporation.

(c) Family Relationships.

There are no family relationships among our officers, directors, or persons nominated for such positions.

(d) Legal Proceedings.

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

Executive Compensation
----------------------

At present, LogSearch is operated by its Executive Officers and Directors at no compensation and no compensation has been paid or accrued to date. No Executive Officer or Director is expected to be paid in excess of $50,000 within the next 12 months.

There are no employment contracts with any Officers or Directors.

LogSearch has no pension or profit sharing plan. LogSearch may change or increase salaries as our profits and cash flow allow; however, there are no present plans to do so.

Options
-------

There are no options currently outstanding.

                             PRINCIPAL SHAREHOLDERS


The following table sets forth, as of August 31, 2004, the name, address and number of Shares owned directly or beneficially by persons who own 5% or more of the company's common stock and by each executive officer and director and owner after the Distribution.

                                  Shares/Percent          Shares/Percent
                                  of                      after this
Beneficial Owner                  total issued (1)        Registration (1)
----------------                  ----------------        ----------------
Puroil Technology Inc.            4,000,000 - 19%         1,000,000 - 4.8%
Suite 1250, 520-5th. Ave. SW
Calgary, Alberta, T2P 3R7
Unitech Energy Corp.              17,000,000 - 81%       17,000,000 -  81%
Suite 1250, 520-5th. Ave. SW
Calgary, Alberta, T2P 3R7

James Durward (2)                 8,134,577 - 38.74%      8,957,636 -  38.95%
All Executive Officers            8,134,577 - 38.74%      8,957,636 -  38.95%
and Directors as a
Group (1 person)

1) Based on 21,000,000 shares issued and outstanding on March 31, 2004.

2) Mr. Durward is also an officer, director and majority shareholder of Puroil Technology Inc. and Unitech Energy Corp., and some of the shareholdings reported for him are held by him indirectly by virtue of his direct holdings in these two companies. By virtue of his direct and indirect holdings, Mr. Durward controls our Company, as well as Puroil and Unitech. Changes in Control.

3) Mr. Durward directly owns 91.7% of Puroil Technology Inc. and directly and indirectly owns 40.8% of Unitech and is in a position to control both of these companies.

Mr. Durward, by virtue of his status as the indirect controlling shareholder of both Unitech Energy Corp. and Puroil Technology Inc., holds sole voting and dispositive control over the LogSearch shares held of record by Unitech and Puroil.

There are currently no arrangements, which would result in a change in control of the Company.

Our company President, principal stockholder and Director, James Durward, currently, beneficially owns or controls 100% of our common stock, and after this offering, the Distribution and exercise of the Warrants, assuming that ever occurs, will still own or control approximately 86% of the outstanding stock. Therefore, he will have significant influence over all matters requiring approval by our stockholders, and will not require the approval of the minority stockholders in order to take any action. In addition, Mr. Durward will be able to elect all of the Directors.

Darryl Cozac, our other Director holds or controls none of our shares.

                        SHARES ELIGIBLE FOR FUTURE SALE.

The 3,000,000 shares of common stock registered in this offering and the 1,500,000 shares reserved for issuance upon exercise of the 3,000,000 Warrants registered in this offering will be freely tradable without restrictions under the Securities Act. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. The entire 21,000,000 of our outstanding shares are held by two affiliates: Unitech owns 17,000,000 shares and Puroil owns 4,000,000 shares, of which 3,000,000 shares are being registered in this registration statement, leaving Puroil with 1,000,000 shares. None of these shares have been held for over one year.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

The 17,000,000 outstanding restricted securities held by Unitech, the principal and controlling shareholder of the company, and the 1,000,000 outstanding restricted securities held by Puroil after this registration and Distribution, are subject to the sale limitations imposed by Rule 144. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

In addition, Puroil also owns 1,000,000 Warrants to purchase and additional 500,000 shares of restricted common stock at $.10 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past two years, transactions in which a director or executive officer or nominee for election as a director, or any member of the immediate family of any director or executive officer of the Company had, or is to have a direct or indirect material interest, are as follow:

On March 2, 2004, LogSearch issued 17,000,000 shares of LogSearch common stock to Unitech Energy Corp. as full consideration for US$20,000, plus the grant of a Commercialization Agreement, which provides LogSearch the right to market Unitech's LeadScan system in the United States. James Durward, our President and a LogSearch Director, is the controlling shareholder of Unitech with approximately 40.8% of Unitech's shares effectively under his control. Unitech has received 17,000,000 LogSearch shares, representing approximately 80.5% of LogSearch's issued and outstanding shares, which means that Mr. Durward has indirectly received 40.8% of the 17,000,000 shares, or 6,936,000 LogSearch shares, representing approximately 33% of the total issued and outstanding shares of LogSearch. Mr. Durward paid no consideration for these LogSearch shares, as he owns them indirectly as a shareholder of Unitech. This sale of securities was exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) for sales not involving a public offering.

On March 2, 2004 LogSearch subsequently sold the Offered Stock to Puroil for $0.015 per share, for a total of US$59,000. These sales were exempt from registration under the Securities Act of 1933, as amended, in reliance on
Section 4(1 1/2) for sales not involving a public offering, and was between two private parties.

James Durward, our President and Chief Financial Officer and a LogSearch Director, is the controlling shareholder of Puroil and will, based on his ownsership of Puroil shares, receive 550,400 LogSearch shares as a dividend, representing approximately 2.6% from this distribution. Mr. Durward has paid no consideration for these shares, as he is receiving them as a dividend from Puroil.

Mr. Durward's combined benefit from the above mentioned transactions are approximately 7,486,400 LogSearch shares, representing approximately 35.6% ownership of LogSearch.

As a result of these transactions, Mr. Durward may be considered a "promoter", as that term is defined in Rule 405 of the Securities Act of 1933, as amended, as he was directly involved in the founding and organizing of LogSearch, the registrant and issuer of securities involved in this registration, and owns, indirectly, more than 10% of the total issued and outstanding shares of Common Stock of LogSearch.

Puroil is an affiliate of all companies it has financed because it has purchased over 10% of the funded company's shares. It purchases its share position in each company with new cash through a private placement transaction.

There are no agreements with anyone to invest/promote beyond what is disclosed in this prospectus. Puroil does not "allocate funds" amongst companies in which it invests and each such company has a separate class of preferred shares and new cash. Mr. Durward's time is allocated among the various companies Puroil invests in and he determines this allocation, at his sole discretion.

Puroil has no commitment to provide further capital to LogSearch and LogSearch is free to seek capital from sources other than Puroil.


                            DESCRIPTION OF SECURITIES

The following description is a summary and you should read the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock
------------

The authorized Common stock of LogSearch consists of 75,000,000 Shares, consisting of 70,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, par value $.001 per share. There are currently 21,000,000 shares of Common Stock outstanding on March 31, 2004. The holders of Common stock are entitled to one vote per Share on all matters to be voted on by stockholders. Holders of Common stock are entitled to receive dividends when, as, and if declared by the Board of Directors. The approval of proposals submitted to shareholders at a meeting requires a favorable vote of the majority of shares voting. Holders of the Common stock have no preemptive, subscription, redemption, or conversion rights, and there are no sinking fund provisions with respect to the Common Stock. All of the outstanding shares of Common stock are, and the Shares to be transferred in the Distribution, will be fully paid and non-assessable. As of August 31, 2004 LogSearch had two shareholders of its common stock.


Preferred Stock
---------------

LogSearch is also authorized to issue 5,000,000 shares of Preferred Stock, par value $.001per share. The Preferred Stock may be issued in one or more series with such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and qualifications and rights as the Company's Board of Directors may determine.

Preferred Stock can thus be issued without the vote of the holders of Common Stock. Rights could be granted in the future to the holders of Preferred Stock which could reduce the attractiveness of LogSearch as a potential takeover target, make the removal of management more difficult, or adversely impact the rights of holders of Common Stock.

There are no shares of Preferred Stock issued or outstanding, and there are no plans to issue any Preferred Stock. No rights or preferences have been established by the Board of Directors for the Preferred Stock.

Warrants
--------

LogSearch may issue share purchase warrants as the Board of Directors sees fit. Currently there are 4,000,000 warrants issued and outstanding, which warrants are attached to the shares of Common Stock subject of this prospectus. The currently outstanding warrants are convertible into shares of Common Stock of LogSearch on the basis of two warrants plus $0.10 per must be tendered for one
(1) share of Common Stock of LogSearch. The warrant exercise period commences on the date this prospectus becomes effective. The warrants will expire twelve months from the date this prospective becomes effective.

DIVIDEND POLICY.
----------------

All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available and subordinate to the rights of the holders of loan or other financing documents. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

MISCELLANEOUS RIGHTS AND PROVISIONS.
------------------------------------

Holders of common stock have no cumulative voting rights, and no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding loan or financing documents.

Limitation of Liability of Directors and Indemnification of Directors and
-------------------------------------------------------------------------
Officers
--------

The Articles of Incorporation of LogSearch provide for indemnification of our directors and officers as follows:

Directors' and Officers' Liability:
-----------------------------------

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for

         (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law; or
         (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

Indemnity:
----------

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article. Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer.

Nevada Corporation Law
----------------------

Under Section 78.751(1) of the Nevada Revised Statutes, LogSearch Inc. may indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his corporate role. Section 78.751(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

LogSearch's Articles of Incorporation, as described above, provide for indemnification of its officers and directors to the fullest extent permitted by law.

No indemnification agreements have been entered into with officers and directors of LogSearch as of the date of this prospectus.

                                 TRANSFER AGENT

The transfer agent and registrar for our Common stock is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, Utah, 84117, Phone: (801) 272-9294, Fax: (801) 277-3147

                                  LEGAL MATTERS

The legality of the Shares of Common stock to be registered hereby will be passed upon for LogSearch, Inc., by Michael J. Morrison, Chtd., 1495 Ridgeview Drive, Suite 220, Reno, Nevada 89509; tel. 775-827-6300.

                                     EXPERTS


The financial statements of LogSearch, Inc. for the periods from March 2, 2004 (incorporation date) to March 31, 2004 and July 31, 2004, and related notes which are included in this Prospectus have been audited by Bateman & Co., Inc., P.C. Independent Certified Public Accountants, 5 Briardale Court, Houston, Texas 77027-2904; telephone (713) 552-9800; fax (713) 552-9700; and have been included in this registration statement in reliance upon the opinion of such accountants, given their authority as an expert in auditing and accounting.

                             ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form SB-2 under the Securities Act covering the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, omits some of the information described in the registration statement under the rules and regulations of the Commission. For further information on LogSearch, Inc., and the common stock offered by this prospectus, please refer to the registration statement and the attached exhibits. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to the copy filed as an exhibit to the registration statement; each of these statements is qualified in all respects by that reference. The registration statement and exhibits can be inspected and copied at the public reference section at the Commission's principal office, 450 5th Street, N.W. Judiciary Plaza, Washington, D.C. 20549 and through the Commission's Web site (http://www.sec.gov). Copies may be obtained from the Commission's principal office upon payment of the fees prescribed by the Commission.

LOGSEARCH, INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)
                                                   INDEX TO FINANCIAL STATEMENTS
                                                                  MARCH 31, 2004
--------------------------------------------------------------------------------

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                           F-2

BALANCE SHEET -
     March 31, 2004                                                          F-3

STATEMENT OF INCOME (LOSS):
     For the period from inception, March 1, 2004, through March 31, 2004    F-4

STATEMENT OF STOCKHOLDERS' EQUITY:
     For the period from inception, March 1, 2004, through March 31, 2004    F-5

STATEMENT OF CASH FLOWS:
     For the period from inception, March 1, 2004, through March 31, 2004    F-6

NOTES TO FINANCIAL STATEMENTS:
     March 31, 2004                                                          F-7

         BATEMAN & CO., INC., P.C.
        Certified Public Accountants

                                                          5 Briardale Court
                                                      Houston, Texas 77027-2904
                                                         (713) 552-9800 FAX
                                                         (713) 552-9700
                                                        www.batemanhouston.com

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Board of Directors and Stockholders
Of LogSearch, Inc.

We have audited the accompanying balance sheet of LogSearch, Inc. (a Nevada corporation and a development stage enterprise) as of March 31, 2004, and the related statements of income, stockholders' equity, and cash flows from inception, March 1, 2004 through March 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LogSearch, Inc. (a development stage enterprise) as of March 31, 2004, and the results of its operations and its cash flows from inception, March 1, 2004 through March 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

                                                   /S/ BATEMAN & CO., INC., P.C.
                                                   -----------------------------
                                                   BATEMAN & CO., INC., P.C.

Houston, Texas
April 19, 2004

                                     Member
               INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS
                  Offices in Principal Cities Around The World

                                                                 LOGSEARCH, INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)
                                                                   BALANCE SHEET
                                                                  MARCH 31, 2004
--------------------------------------------------------------------------------

ASSETS
  Current assets:
    Cash and cash equivalents                                        $   69,002
                                                                     -----------
      Total current asset                                                69,002
                                                                     -----------

  Other assets:
    Deferred registration costs                                          10,000
                                                                     -----------
      Total other assets                                                 10,000
                                                                     -----------
      Total assets                                                   $   79,002
                                                                     ===========

LIABILITIES                                                          $        -
                                                                     -----------

STOCKHOLDERS' EQUITY
  Common stock, $.001 par value, 75,000,000 authorized,
     21,000,000 shares issued and outstanding                            21,000
  Capital in excess of par value                                         58,000
  Retained earnings accumulated during the development stage                  2
                                                                     -----------
      Total stockholder's equity                                         79,002
                                                                     -----------
      Total liabilities and stockholder's equity                     $   79,002
                                                                     ===========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                                                 LOGSEARCH, INC.
                                                (A development stage enterprise)
                      Statement of Income From Inception, March 1, 2004, Through
                                                                  March 31, 2004
--------------------------------------------------------------------------------

Revenues                                                             $        --
                                                                     -----------

General and administrative expenses                                           --
                                                                     -----------
    Total operating expenses                                                  --
                                                                     -----------
    Income (loss) from operations                                             --
                                                                     -----------

Other income (expense):
  Interest income                                                              2
                                                                     -----------
    Income (loss) before taxes                                                 2

Provision (credit) for taxes on income:                                       --
                                                                     -----------
    Net income (loss)                                                $         2
                                                                     ===========

Basic earnings (loss) per common share                               $        --
                                                                     ===========

Weighted average number of shares outstanding                         21,000,000
                                                                     ===========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.


                                                                                             LOGSEARCH, INC.
                                                                            (A DEVELOPMENT STAGE ENTERPRISE)
                                    STATEMENT OF STOCKHOLDERS' EQUITY FROM INCEPTION, MARCH 1, 2004, THROUGH
                                                                                              MARCH 31, 2004
------------------------------------------------------------------------------------------------------------

                                                                                   Retained
                                                                                   Earnings
                                                                                  Accumulated
                                                                  Capital in      During the
                                         Common Stock             Excess of       Development
                                    Shares          Amount        Par Value          Stage           Total
                                  ----------      ----------      ----------      ----------      ----------
Inception, March 1, 2004                  --      $       --      $       --      $       --      $       --
Shares issued for cash            21,000,000          21,000          58,000                          79,000
Development stage net income                                                               2               2
                                  ----------      ----------      ----------      ----------      ----------
Balances, March 31, 2004          21,000,000      $   21,000      $   58,000      $        2      $   79,002
                                  ==========      ==========      ==========      ==========      ==========


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                                                 LOGSEARCH, INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)
                  STATEMENT OF CASH FLOWS FROM INCEPTION, MARCH 1, 2004, THROUGH
                                                                  MARCH 31, 2004
--------------------------------------------------------------------------------

Cash flows from operating activities:
 Net income                                                            $      2
                                                                       ---------
      Net cash flows from operating activities                                2
                                                                       ---------

Cash flows from investing activities: --
                                                                       ---------

Cash flows from financing activities:
  Proceeds from sale of common stock                                     79,000
  Increase in deferred registration costs                               (10,000)
                                                                       ---------
      Net cash flows from financing activities                           69,000
                                                                       ---------
      Net cash flows                                                     69,002

Cash and equivalents, beginning of period                                    --
                                                                       ---------
Cash and equivalents, end of period                                    $ 69,002
                                                                       =========

Supplemental cash flow disclosures:
  Cash paid for interest                                               $     --
  Cash paid for income taxes                                                 --

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                                                 LOGSEARCH, INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                  MARCH 31, 2004
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: Following is a summary of our organization and significant accounting policies:

         ORGANIZATION AND NATURE OF BUSINESS - LogSearch, Inc. (identified in these footnotes as "we," or the Company) is a Nevada corporation incorporated on March 1, 2004. We are currently based in Calgary, Alberta, Canada, but we intend to operate primarily in the U.S. We intend to use a October 31 fiscal year for financial reporting purposes.

         We are majority owned by Unitech Energy Corp. (a Canadian corporation) of Calgary, Alberta, Canada.

         Unitech owns a large digital well log database, as well as a proprietary database management and analysis system. The combined system is known as LeadScan. We have been granted a license to commercialize the database management and analysis system (without the database) in the United States of America.

         To date, our activities have been limited to formation, the raising of equity capital, and the development of a business plan. We have engaged an attorney to assist us in registering securities for trading by filing a Form SB-2 with the U.S. Securities and Exchange Commission. In the current development stage, we anticipate incurring operating losses as we implements our business plan.

         BASIS OF PRESENTATION - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises.

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS - For purposes of the statement of cash flows, we consider all cash in banks, cash funds held in trust, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

         FAIR VALUE OF FINANCIAL INSTRUMENTS AND DERIVATIVE FINANCIAL INSTRUMENTS - We have adopted Statement of Financial Accounting Standards number 119, DISCLOSURE ABOUT DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS. The carrying amounts of cash, receivables, and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

         FEDERAL INCOME TAXES - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Statement of Financial Accounting Standards number 109 ACCOUNTING FOR INCOME TAXES, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

         NET INCOME PER SHARE OF COMMON STOCK - We have adopted FASB Statement Number 128, EARNINGS PER SHARE, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. During the periods presented, we did not have a complex capital structure requiring the computation of diluted earnings per share.

NOTE 2 - FUTURE OPERATIONS:
At March 31, 2004, we were not currently engaged in an operating business and expect to incur development stage operating losses for the next year to eighteen months. We intend to rely on our officers and directors to perform essential functions without compensation until a business operation can be commenced. Management believes we have sufficient capital to implement our business plan and to complete a stock offering (see Note 3 below), and thus will continue as a going concern during this period while the plans are implemented.

NOTE 3 - COMMITMENTS:
We have engaged an attorney to assist us in filing a registration statement on Form SB-2 with the U.S. Securities and Exchange Commission to allow us to offer stock for sale to the public. We believe that doing this will enable us to raise the capital necessary to implement our business plan. Our attorney has agreed to perform the services necessary to file Form SB-2 for a flat fee of $25,000, of which $10,000 has already been paid and is included in Deferred registration costs in the accompanying balance sheet.

These costs will be deferred until the stock offering is completed, at which time they will be charged against the proceeds of the stock offering.

The balance of the agreed upon fee is payable in $5,000 installments as specified events occur during the filing process.

NOTE 4 - FEDERAL INCOME TAX:
We follow Statement of Financial Accounting Standards Number 109 (SFAS 109), ACCOUNTING FOR INCOME TAXES. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and
(b) net operating loss carryforwards. No net provision for Federal income tax has been made in the accompanying statement of income (loss) because taxable income to date is nil.

NOTE 5 - ISSUANCE OF SHARES:
As of March 31, 2004, the Company had issued shares of its $.001 par value common stock as follows:

                                                                                       PRICE PER
      DATE           DESCRIPTION                                           SHARES          SHARE             AMOUNT
      -------------- -------------------------------------------- ---------------- -------------- ------------------

      03/01/04       Shares issued for cash                            21,000,000        $.00376           $79,000
                                                                  ----------------                ------------------
      03/31/04       CUMULATIVE TOTALS                                 21,000,000                          $79,000
                                                                  ================                ==================

In connection with the sale of 4,000,000 of the 21,000,000 shares for cash noted above, we also issued 4,000,000 warrants. The warrants become effective concurrent with the effective date of the Form SB-2 that we intend to file with the Securities and Exchange Commission, and expire one year later. They allow the holder to purchase 1 share of common stock for each 2 warrants tendered, at a price of $0.10 per share. At the time of issuance, the warrants were not deemed to have any value.

NOTE 6 - NEW ACCOUNTING PRONOUNCEMENTS:

The following recent accounting pronouncements:

o        FASB Statements

         o Number 145, RESCISSION OF FASB STATEMENTS NO. 4, 44, AND 64, AMENDMENT OF FASB STATEMENT NO. 13, AND TECHNICAL CORRECTIONS
         o Number 146, ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES,
         o Number 147, ACQUISITIONS OF CERTAIN FINANCIAL INSTITUTIONS - AN AMENDMENT OF FASB STATEMENTS NO. 72 AND 144 AND FASB INTERPRETATION NO. 9,
         o Number 148, ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE - AN AMENDMENT OF FASB STATEMENT NO. 123,
         o Number 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INVESTMENTS AND HEDGING ACTIVITIES,
         o Number 150, FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY,

o        and FASB Interpretations
         o Number 45, GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS - AND INTERPRETATION OF FASB STATEMENTS NO. 5, 57, AND 107 AND RESCISSION OF FASB INTERPRETATION NO. 34
         o Number 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES - AN INTERPRETATION OF ARB NO. 51

are not currently expected to have a material effect on our financial
Statements.

                                                                 LOGSEARCH, INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)
                                                   INDEX TO FINANCIAL STATEMENTS
                                                                   JULY 31, 2004
                                                                     (UNAUDITED)
--------------------------------------------------------------------------------





BALANCE SHEET -
     July 31, 2004                                                           F-2

STATEMENTS OF INCOME (LOSS):
     For the periods ended July 31, 2004                                     F-3

STATEMENT OF STOCKHOLDERS' EQUITY:
     For the periods ended July 31, 2004                                     F-4

STATEMENTS OF CASH FLOWS:
     For the periods ended July 31, 2004                                     F-5

NOTES TO FINANCIAL STATEMENTS:
     July 31, 2004                                                           F-6

                                                                 LOGSEARCH, INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)
                                                                   BALANCE SHEET
                                                                   JULY 31, 2004
                                                                     (UNAUDITED)
--------------------------------------------------------------------------------




ASSETS
  Current assets:
    Cash and cash equivalents                                          $ 56,293
                                                                       ---------
      Total current assets                                               56,293
                                                                       ---------

  Other assets:
    Deferred registration costs                                          15,000
                                                                       ---------
      Total other assets                                                 15,000
                                                                       ---------
      Total assets                                                     $ 71,293
                                                                       =========


LIABILITIES
  Current liabilities:
    Accounts payable and accrued expenses                              $    278
                                                                       ---------
      Total current liabilities                                             278
                                                                       ---------

STOCKHOLDERS' EQUITY
  Common stock, $.001 par value, 75,000,000 authorized,
     21,000,000 shares issued and outstanding                            21,000
  Capital in excess of par value                                         58,000
  (Deficit) accumulated during the development stage                     (7,985)
                                                                       ---------
      Total stockholder's equity                                         71,015
                                                                       ---------
      Total liabilities and stockholder's equity                       $ 71,293
                                                                       =========

The accompanying notes are an integral part of these statements.

                                                                 LOGSEARCH, INC.
                                                (A development stage enterprise)
                               Statements of Income (Loss) For The Periods Ended
                                                                   July 31, 2004
                                                                     (Unaudited)
--------------------------------------------------------------------------------

                                                    INCEPTION,
                                                  MARCH 1,2004           QUARTER
                                                       THROUGH             ENDED
                                                 JULY 31, 2004     JULY 31, 2004
                                                 -------------     -------------

Revenues                                         $         --      $         --
                                                 -------------     -------------

General and administrative expenses:
  Professional fees                                     3,652               278
  Other general and administrative expenses             4,427             1,287
                                                 -------------     -------------
    Total operating expenses                            8,079             1,565
                                                 -------------     -------------
    (Loss) from operations                             (8,079)           (1,565)
                                                 -------------     -------------

Other income (expense):
  Interest income                                          94                68
                                                 -------------     -------------
    (Loss) before taxes                                (7,985)           (1,497)

Provision (credit) for taxes on income:                    --                --
                                                 -------------     -------------
    Net (loss)                                   $     (7,985)     $     (1,497)
                                                 =============     =============


Basic earnings (loss) per common share           $      (0.00)     $      (0.00)
                                                 =============     =============

Weighted average number of shares outstanding      21,000,000        21,000,000
                                                 =============     =============

The accompanying notes are an integral part of these statements.



                                                                                                       LOGSEARCH, INC.
                                                                                      (A DEVELOPMENT STAGE ENTERPRISE)
                                                                   STATEMENT OF STOCKHOLDERS' EQUITY FOR PERIODS ENDED
                                                                                                         JULY 31, 2004
                                                                                                           (UNAUDITED)
----------------------------------------------------------------------------------------------------------------------


                                                                                             (Deficit)
                                                                                            Accumulated
                                                                            Capital in      During the
                                                   Common Stock             Excess of       Development
                                               Shares         Amount        Par Value          Stage         Total
                                           --------------   -----------   --------------   ------------- -------------

 Inception, March 1, 2004                              -    $        -    $           -    $          -  $          -
 Shares issued for cash                       21,000,000        21,000           58,000                        79,000
 Development stage net (loss)                                                                    (7,985)       (7,985)
                                           --------------   -----------   --------------   ------------- -------------
 Balances, July 31, 2004                      21,000,000    $   21,000    $      58,000    $     (7,985) $     71,015
                                           ==============   ===========   ==============   ============= =============

The accompanying notes are an integral part of these statements.

                                                                 LOGSEARCH, INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)
                                  STATEMENTS OF CASH FLOWS FOR THE PERIODS ENDED
                                                                   JULY 31, 2004
                                                                     (UNAUDITED)
--------------------------------------------------------------------------------

                                                     INCEPTION,
                                                   MARCH 1,2004         QUARTER
                                                        THROUGH           ENDED
                                                  JULY 31, 2004   JULY 31, 2004
                                                  -------------   -------------
Cash flows from operating activities:
 Net (loss)                                           $ (7,985)      $ (1,497)
  Adjustments to reconcile net (loss) to cash
    provided (used) by operating activities:
    Changes in current assets and liabilities:
      Accounts payable and accrued expenses                278         (1,536)

                                                      ---------      ---------
      Net cash flows from operating activities          (7,707)        (3,033)
                                                      ---------      ---------

Cash flows from investing activities:                       --             --
                                                      ---------      ---------

Cash flows from financing activities:
  Proceeds from sale of common stock                    79,000             --
  Increase in deferred registration costs              (15,000)        (5,000)
                                                      ---------      ---------
      Net cash flows from financing activities          64,000         (5,000)
                                                      ---------      ---------
      Net cash flows                                    56,293         (8,033)

Cash and equivalents, beginning of period                   --         64,326
                                                      ---------      ---------
Cash and equivalents, end of period                   $ 56,293       $ 56,293
                                                      =========      =========

Supplemental cash flow disclosures:
  Cash paid for interest                              $     --       $     --
  Cash paid for income taxes                                --             --

The accompanying notes are an integral part of these statements.

The accompanying unaudited interim financial statements include all adjustments, which in the opinion of management, are necessary in order to make the accompanying financial statements not misleading, and are of a normal recurring nature. However, the accompanying unaudited financial statements do not include all of the information and footnotes necessary for a complete presentation of financial position, results of operations, cash flows and stockholders' equity in conformity with generally accepted accounting principles. Except as disclosed herein, there has been no material change in the information disclosed in the notes to the financial statements included in our Form 10-K for the period ended March 31, 2004. Operating results for the periods ended July 31, 2004, are not necessarily indicative of the results that can be expected for the fiscal period ending on October 31, 2004.


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: Following is a summary of our organization and significant accounting policies:

         ORGANIZATION AND NATURE OF BUSINESS - LogSearch, Inc. (identified in these footnotes as "we," or the Company) is a Nevada corporation incorporated on March 1, 2004. We are currently based in Calgary, Alberta, Canada, but we intend to operate primarily in the U.S. We intend to use a October 31 fiscal year for financial reporting purposes.

         We are majority owned by Unitech Energy Corp. (a Canadian corporation) of Calgary, Alberta, Canada.

         Unitech owns a large digital well log database, as well as a proprietary database management and analysis system. The combined system is known as LeadScan. We have been granted a license to commercialize the database management and analysis system (without the database) in the United States of America.

         To date, our activities have been limited to formation, the raising of equity capital, and the development of a business plan. We have engaged an attorney to assist us in registering securities for trading by filing a Form SB-2 with the U.S. Securities and Exchange Commission. In the current development stage, we anticipate incurring operating losses as we implements our business plan.

         BASIS OF PRESENTATION - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises.

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS - For purposes of the statement of cash flows, we consider all cash in banks, cash funds held in trust, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

         FAIR VALUE OF FINANCIAL INSTRUMENTS AND DERIVATIVE FINANCIAL INSTRUMENTS - We have adopted Statement of Financial Accounting Standards number 119, DISCLOSURE ABOUT DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS. The carrying amounts of cash, receivables, and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

         FEDERAL INCOME TAXES - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Statement of Financial Accounting Standards number 109 ACCOUNTING FOR INCOME TAXES, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

         NET INCOME PER SHARE OF COMMON STOCK - We have adopted FASB Statement Number 128, EARNINGS PER SHARE, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. During the periods presented, we did not have a complex capital structure requiring the computation of diluted earnings per share.

NOTE 2 - FUTURE OPERATIONS:
At July 31, 2004, we were not currently engaged in an operating business and expect to incur development stage operating losses for the next year to eighteen months. We intend to rely on our officers and directors to perform essential functions without compensation until a business operation can be commenced. Management believes we have sufficient capital to implement our business plan and to complete a stock offering (see Note 3 below), and thus will continue as a going concern during this period while the plans are implemented.

NOTE 3 - COMMITMENTS:
We have engaged an attorney to assist us in filing a registration statement on Form SB-2 with the U.S. Securities and Exchange Commission to allow us to offer stock for sale to the public. We believe that doing this will enable us to raise the capital necessary to implement our business plan. Our attorney has agreed to perform the services necessary to file Form SB-2 for a flat fee of $25,000, of which $15,000 has already been paid and is included in Deferred registration costs in the accompanying balance sheet.

These costs will be deferred until the stock offering is completed, at which time they will be charged against the proceeds of the stock offering.

The balance of the agreed upon fee is payable in $5,000 installments as specified events occur during the filing process.

NOTE 4 - FEDERAL INCOME TAX:
We follow Statement of Financial Accounting Standards Number 109 (SFAS 109), ACCOUNTING FOR INCOME TAXES. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and
(b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

                                                                                 FROM
PERIODS ENDED JULY 31, 2004:                                                   INCEPTION        QUARTER
                                                                          ---------------- -----------------
Refundable Federal income tax attributable to:
  Current operations                                                             $(2,700)            $(500)
  Less, Limitation due to absence of prior
    year taxable income                                                            2,700
                                                                                                 500
                                                                          ---------------- -----------------
    Net refundable amount                                                              -                 -
                                                                          ================ =================

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount as of July 31, 2004 is as follows:

                                                                                                   JULY 31,
                                                                                                       2004
                                                                                           -----------------
Deferred tax asset attributable to:
  Net operating loss carryover                                                                      $2,700
  Less, Valuation allowance                                                                         (2,700)
                                                                                           -----------------
    Net deferred tax asset                                                                               -
                                                                                           =================


At July 31, 2004, we had an unused net operating loss carryover of $7,835 that is available to offset future taxable income; it expires beginning in 2024.

NOTE 5 - ISSUANCE OF SHARES:
As of July 31, 2004, the Company had issued shares of its $.001 par value common stock as follows:

                                                                                       PRICE PER
      DATE           DESCRIPTION                                           SHARES          SHARE             AMOUNT
      -------------- -------------------------------------------- ---------------- -------------- ------------------
      03/01/04       Shares issued for cash                            21,000,000        $.00376           $79,000
                                                                  ----------------                ------------------
                     CUMULATIVE TOTALS                                 21,000,000                          $79,000
                                                                  ================                ==================

In connection with the sale of 4,000,000 of the 21,000,000 shares for cash noted above, we also issued 4,000,000 warrants. The warrants become effective concurrent with the effective date of the Form SB-2 that we intend to file with the Securities and Exchange Commission, and expire one year later. They allow the holder to purchase 1 share of common stock for each 2 warrants tendered, at a price of $0.10 per share. At the time of issuance, the warrants were not deemed to have any value.

NOTE 6 - NEW ACCOUNTING PRONOUNCEMENTS:

The following recent accounting pronouncements:

o        FASB Statements
         o Number 145, RESCISSION OF FASB STATEMENTS NO. 4, 44, AND 64, AMENDMENT OF FASB STATEMENT NO. 13, AND TECHNICAL CORRECTIONS
         o Number 146, ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES,
         o Number 147, ACQUISITIONS OF CERTAIN FINANCIAL INSTITUTIONS - AN AMENDMENT OF FASB STATEMENTS NO. 72 AND 144 AND FASB INTERPRETATION NO. 9,
         o Number 148, ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE - AN AMENDMENT OF FASB STATEMENT NO. 123,
         o Number 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INVESTMENTS AND HEDGING ACTIVITIES,
         o Number 150, FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY,

o        and FASB Interpretations
         o Number 45, GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS - AND INTERPRETATION OF FASB STATEMENTS NO. 5, 57, AND 107 AND RESCISSION OF FASB INTERPRETATION NO. 34
         o Number 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES - AN INTERPRETATION OF ARB NO. 51

are not currently expected to have a material effect on our financial
Statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The accounting firm of BATEMAN & CO., INC., P.C., audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

DEALER PROSPECTUS DELIVERY REQUIREMENT

Until __________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and By laws provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. Nevada law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. Our By-laws contain provisions to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against the liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by the director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issues.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. We have agreed to pay all the costs and expenses of this offering. Selling Security Holders will pay no offering expenses.

ITEM EXPENSE

SEC Registration Fee                         $     25.20
Legal Fees and Expenses                      $ 25,000.00
Accounting Fees and Expenses                 $  4,000.00
Miscellaneous/Reserve                        $    974.80
                                             -----------
Total                                        $ 30,000.00
                                             ===========

                     RECENT SALES OF UNREGISTERED SECURITIES


From March 2, 2004 (inception) through August 2004, we issued 21,000,000 shares of our restricted Common Stock, with no par value, under exemptions from registration provided in Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act of 1933, as amended. No underwriters were used in these transactions, and no fees or commissions were paid to anyone. The sales did not involve any solicitation or general advertising. The purchasers were all "accredited" investors, as that term is defined in Regulation D, and did not need the protection of registration.


On March 15, 2004, we issued 17,000,000 shares of LogSearch restricted Common Stock to Unitech Energy Corp., as consideration for a Commercialization Agreement covering a software database management and analysis system known as Leadscan, and $20,000.00 cash. This transaction did not involve a public offering and was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

On March 30, 2004, we issued 4,000,000 shares of Common Stock and 4,000,000 share purchase warrants to Puroil Technology Inc., in consideration of cash payment of US$59,000.00. This transaction did not involve a public offering and was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

EXHIBITS

Exhibit
Number               Exhibit Description
-------              -------------------

3.1*                  Articles of Incorporation

3.2*                  Bylaws

4.1*                  Instrument Defining the Right of Holders - Share
                      Certificate

4.2*                  Instrument Defining the Right of Holders - Warrant
                      Certificate

5*                    Legal Opinion - Michael J. Morrison, Chtd. (Amended)

10*                   Commercialization Agreement

23*                   Consent of Experts- Bateman & Co.

* Previously filed with original SB-2 filing, on April 30, 2004.

UNDERTAKINGS

If the small business issuer requests acceleration of the effective date of the registration statement under Rule 461 under the Securities Act of 1933, the following is applicable:

"Insofar as indemnification for liabilities arising under the Securities Act of 1933 )the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable."

In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a. Include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that of which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (S 230.424(b) of the Securities Act of 1933, if, in the aggregate the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONAFIDE offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against the liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by the director, officer or controlling person in connection with the securities being registered by this registration statement, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

6. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

7. For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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


SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, in the city of Calgary, Alberta, on this 14th day of September, 2004.


                                 LOGSEARCH, INC.

BY: /S/ JAMES DURWARD
    ----------------------------------
    JAMES DURWARD, PRESIDENT


Date: September 14, 2004


In accordance with the requirements of the Securities act of 1933, this Amendment No. 1 to the registration statement was signed by the following persons in the capacities and on the dates stated.

/S/ JAMES DURWARD                              /S/ DARRYL COZAC
-------------------------------                ---------------------------------
JAMES DURWARD                                  DARRYL COZAC

TITLE: PRESIDENT, CFO, TREASURER,              TITLE: SECRETARY & DIRECTOR
       DIRECTOR & CHIEF ACCOUNTING OFFICER


DATE: September 14, 2004                           DATE: September 14, 2004


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